Filed Pursuant to Rule 424(b)(5)
Registration No. 333-205243

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
6.00% Subordinated Notes due 2026	$90,000,000	100%	$90,000,000	$9,063

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 26, 2015)

$90,000,000

EverBank Financial Corp

6.00% Fixed-to-Floating Rate Subordinated Notes due 2026

EverBank Financial Corp is offering $90,000,000 aggregate principal amount of its 6.00% fixed-to-floating rate subordinated notes due 2026 (the “Subordinated Notes”) pursuant to this prospectus supplement and the accompanying prospectus. The Subordinated Notes will mature on March 15, 2026. From, and including the date of issuance to, but excluding March 15, 2021, the Subordinated Notes will bear interest at an initial rate of 6.00% per annum, payable semi-annually on March 15 and September 15 of each year, commencing on September 15, 2016. From and including March 15, 2021 and thereafter, the Subordinated Notes will bear interest at a floating rate equal to three-month LIBOR (as defined herein) as calculated on each applicable date of determination, plus a spread of 470.4 basis points, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 2021.

We may, at our option, beginning on March 15, 2021 and thereafter, redeem the Subordinated Notes, in whole or in part. The Subordinated Notes will not otherwise be redeemable by us prior to maturity, unless certain events occur, as described under “Description of the Subordinated Notes—Optional Redemption” in this prospectus supplement. The redemption price for any redemption is 100% of the principal amount of the notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to the extent then required under applicable laws or regulations, including capital regulations. There is no sinking fund for the Subordinated Notes.

The Subordinated Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness issued in the future under the indenture governing the Subordinated Notes. The Subordinated Notes will be subordinated in right of payment to all senior indebtedness of EverBank Financial Corp. The holders of the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding.

The Subordinated Notes are not savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency or instrumentality.

Investing in the Subordinated Notes involves risks. Potential purchasers of the Subordinated Notes should consider the information set forth in the “Risk Factors” section beginning on page S-4 and in our Annual Report on Form 10-K for the year ended December 31, 2015 which is incorporated herein by reference.

None of the Securities and Exchange Commission (“SEC”), the Federal Deposit Insurance Corporation (the “FDIC”), the Federal Reserve, the Office of the Comptroller of the Currency (the “OCC”) or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Subordinated Note	Total
Price to public (1)	100.000%	$90,000,000
Underwriting Discounts	1.211%	$1,089,900
Proceeds before expenses	98.789%	$88,910,100

(1)	Plus accrued interest, if any, from March 14, 2016 to the date the Subordinated Notes are delivered.

The Subordinated Notes will not be listed on any securities exchange. Currently, there is no public trading market for the Subordinated Notes.

The underwriters are offering the Subordinated Notes as set forth under “Underwriting.” Delivery of the Subordinated Notes in book-entry form through The Depository Trust Company for the accounts of its participants, including Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream”), is expected to be made on or about March 14, 2016.

Incapital	US Bancorp

The date of this prospectus supplement is March 9, 2016

Prospectus Supplement

In this prospectus supplement, unless we state otherwise or the context otherwise requires, references to “EverBank Financial Corp,” “we,” “our,” “us,” and the “Company” for all periods subsequent to May 8, 2012 refer to EverBank Financial Corp, a Delaware corporation, and its consolidated subsidiaries, and for all periods prior to May 8, 2012, these terms refer to EverBank Financial Corp, a Florida corporation, and its predecessors and their respective consolidated subsidiaries.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus before deciding to purchase the Subordinated Notes.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. You should also read and consider the additional information under the caption “Where You Can Find More Information” in this prospectus supplement.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. Neither we nor the underwriters have authorized any other person to provide you with different information. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

We and the underwriters are not offering to sell nor seeking offers to buy the Subordinated Notes in any jurisdiction where offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the Subordinated Notes in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of the Subordinated Notes and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any reports, proxy statements or other information on file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its public facilities. Our SEC filings are available to the public from commercial document retrieval services and also available at the Internet website maintained by the SEC at http://www.sec.gov. You may also retrieve our SEC filings at our Internet website at http://www.everbank.com. The information contained on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in this prospectus supplement.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement and the accompanying prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. Any reports filed by us with the SEC on or after the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference in this prospectus supplement. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 19, 2016;

•	Our Current Report on Form 8-K, filed with the SEC on January 5, 2016; and

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2015, that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the securities to which this prospectus supplement relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus supplement and to be part hereof from the date of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to EverBank Financial Corp, Attn: Corporate Secretary, 501 Riverside Ave., Jacksonville, FL 32202; Tel.: (904) 281-6000.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this prospectus

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supplement. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including:

•	use of proceeds from any sale of securities by us;

•	deterioration of general business and economic conditions, including the real estate and financial markets, in the United States and in the geographic regions and communities we serve;

•	risks related to liquidity, including the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	changes in interest rates that affect the pricing of our financial products, the demand for our financial services and the valuation of our financial assets and liabilities, mortgage servicing rights and mortgage loans held for sale;

•	risk of higher loan and lease charge-offs;

•	legislative or regulatory actions affecting or concerning mortgage loan modification, refinancing and foreclosure;

•	risk of individual claims or further fines, penalties, equitable remedies, or other enforcement actions relating to our mortgage related practices;

•	our ability to comply with any supervisory actions to which we are or become subject as a result of examination by our regulators;

•	our ability to comply with the amended consent order and the terms and conditions of our settlement of the Independent Foreclosure Review (as defined in our Annual Report on Form 10-K for the year ended December 31, 2015), including the associated costs;

•	concentration of our commercial real estate loan portfolio;

•	higher than normal delinquency and default rates affecting our mortgage banking business;

•	execution of current or future acquisition, reorganization or disposition transactions including, the risk that we may not realize the anticipated benefits of such transactions;

•	concentration of mass-affluent clients and jumbo mortgages;

•	the effectiveness of the hedging strategies we use to manage our mortgage pipeline;

•	the effectiveness of our derivatives to manage interest rate risk;

•	delinquencies on our equipment leases and reductions in the resale value of leased equipment;

•	increases in loan repurchase requests and our reserves for loan repurchases;

•	failure to prevent a breach to our Internet-based system and online commerce security;

•	soundness of other financial institutions;

•	changes in currency exchange rates or other political or economic changes in certain foreign countries;

•	the competitive industry and market areas in which we operate;

•	historical growth rate and performance may not be a reliable indicator of future results;

•	loss of key personnel;

•	fraudulent and negligent acts by loan applicants, mortgage brokers, mortgage warehouse financial customers, other vendors and our employees;

•	costs of compliance or failure to comply with laws, rules, regulations and orders that govern our operations;

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•	failure to establish and maintain effective internal controls and procedures;

•	impact of current and future legal and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and the capital and liquidity requirements promulgated by the Basel Committee on Banking Supervision;

•	effects of changes in existing U.S. government or government-sponsored mortgage programs;

•	changes in laws and regulations that may restrict our ability to originate or increase our risk of liability with respect to certain mortgage loans;

•	legislative action regarding foreclosures or bankruptcy laws;

•	changes to generally accepted accounting principles;

•	environmental liabilities with respect to properties that we take title to upon foreclosure;

•	fluctuations in our stock price; and

•	inability of EverBank, our banking subsidiary, to pay dividends.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of selected information contained elsewhere in this prospectus. It does not contain all of the information that you should consider before deciding to purchase the Subordinated Notes offered hereby. You should read this entire prospectus carefully, especially the “Risk Factors” section and the historical and pro forma financial statements and the related notes thereto and management’s discussion and analysis thereof included elsewhere or incorporated by reference in this prospectus before making an investment decision to purchase the Subordinated Notes.

EverBank Financial Corp

Overview

EverBank Financial Corp is a savings and loan holding company which operates primarily through our direct subsidiary, EverBank. EverBank is a federally chartered thrift institution with its home office located in Jacksonville, Florida. We are a diversified financial services company that provides innovative banking, lending and investment products and services to clients nationwide through scalable, low-cost distribution channels. Our business model attracts financially sophisticated, self-directed, mass-affluent clients and a diverse base of small and medium-sized business clients. We market and distribute our products and services primarily through our integrated on-line financial portal, which is augmented by our nationwide network of independent financial advisors, high-volume financial centers in targeted Florida markets and other financial intermediaries. These channels are connected by technology-driven centralized platforms, which provide operating leverage throughout our business.

We have a suite of asset origination and fee income businesses that individually generate attractive financial returns and collectively leverage our core deposit franchise and client base. We originate, invest in, sell and service residential mortgage loans, equipment loans and leases, and various other consumer and commercial loans, as market conditions warrant. Our organic origination activities are scalable, significant relative to our balance sheet size and provide us with substantial growth potential. Our origination, lending and servicing expertise positions us to acquire assets in the capital markets when risk-adjusted returns available through acquisition exceed those available through origination. Our rigorous analytical approach provides capital markets discipline to calibrate our levels of asset origination, retention and acquisition. These activities diversify our earnings, strengthen our balance sheet and provide us with flexibility to capitalize on market opportunities.

Our deposit franchise fosters strong relationships with a large number of financially sophisticated clients and provides us with a stable and flexible source of low all-in cost funding and benefits from strong customer deposit retention rates. We have a demonstrated ability to grow our client deposit base significantly with short lead time by adapting our product offerings and marketing activities rather than incurring the higher fixed operating costs inherent in more branch-intensive banking models. Our offering of deposit products and services includes proprietary features that distinguish us from our competitors and enhance our value proposition to clients. Our products, distribution and marketing strategies allow us to generate substantial deposit growth while maintaining an attractive mix of high-value transaction and savings accounts.

As of December 31, 2015, we had total assets of $26.6 billion, total deposits of $18.2 billion and total equity of $1.9 billion. As of December 31, 2015, our portfolio of loans held for investment was approximately $22.2 billion, consisting of approximately $12.2 billion in consumer loans and $10.0 billion in commercial loans.

Corporate Information

Our principal executive offices are located at 501 Riverside Avenue, Jacksonville, Florida and our telephone number is (904) 281-6000. Our website address is http://www.everbank.com. The information on our website is not a part of this prospectus supplement and not incorporated herein by reference.

The Offering

The following description contains basic information about the Subordinated Notes and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the Subordinated Notes. For a more complete understanding of the Subordinated Notes, you should read the section of this prospectus supplement entitled “Description of the Subordinated Notes” and the section in the accompanying prospectus entitled “Description of Senior and Subordinated Debt Securities.” To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information.

Issuer	EverBank Financial Corp

Securities offered	6.00% Fixed-to-Floating Rate Subordinated Notes due March 15, 2026

Initial aggregate principal amount	$90,000,000

Maturity date	March 15, 2026

Ranking	The Subordinated Notes are unsecured and will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the indenture governing the Subordinated Notes. The subordinated debt securities will be subordinated in right of payment to all senior indebtedness of the Company. In addition, the Subordinated Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including EverBank.

Interest rate	The Subordinated Notes will bear interest: (i) from, and including the date of issuance to, but excluding March 15, 2021, at an initial rate of 6.00% per annum; and (ii) from and including March 15, 2021 and thereafter, at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination, plus a spread of 470.4 basis points.

Interest payment dates	During the Fixed Rate Period (as defined herein), each March 15 and September 15, commencing on September 15, 2016.

During the Floating Rate Period (as defined herein), each March 15, June 15, September 15 and December 15, commencing on June 15, 2021.

Trustee	Wells Fargo Bank, National Association

Further issuances

We may, from time to time, without notice to or the consent of the holders of the Subordinated Notes, create and issue additional notes equal in rank to and having the same terms and conditions in all respects as the Subordinated Notes offered by this prospectus supplement (or in all respects except for the issue date, the issue price and the first interest payment date), provided that such additional notes either shall be fungible with the original Subordinated Notes for federal income tax purposes or shall be issued under a different

CUSIP number. These additional notes will be consolidated and form a single series with the Subordinated Notes.

Optional redemption	The Subordinated Notes may not be redeemed before March 15, 2021, except as described below. On or after March 15, 2021, we may, at our option, redeem the Subordinated Notes in whole or in part. In addition, we may also redeem the Subordinated Notes prior to maturity, at our option, in whole, but not in part, within 90 days if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Subordinated Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Subordinated Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. See “Description of the Subordinated Notes—Optional Redemption.”

The redemption price for any redemption is 100% of the principal amount of the Subordinated Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. We will provide 30 to 60 days’ notice of redemption to the registered holders of the Subordinated Notes. Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations.

Use of proceeds	We estimate that the net proceeds of this offering will be approximately $88.6 million, after deducting underwriting discounts and commissions and estimated expenses. We expect to use the net proceeds from the sale of the Subordinated Notes for general corporate purposes, which may include advances to subsidiaries to finance their activities.

Risk factors	Investing in the Subordinated Notes involves certain risks. See page S-4.

Governing law	The indenture provides that the Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

Investing in the Subordinated Notes involves a high degree of risk. You should carefully consider the following risk factors, as well as all of the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to invest in the Subordinated Notes.

The Subordinated Notes will be unsecured and subordinated to any future senior indebtedness.

The Subordinated Notes will be subordinated obligations of EverBank Financial Corp. Accordingly, they will be junior in right of payment to any future senior indebtedness, and in certain events of insolvency, to other financial obligations as described in “Description of the Subordinated Notes” in this prospectus supplement. Our senior indebtedness includes all indebtedness, except indebtedness that is expressly subordinated to or ranked pari passu with the Subordinated Notes, subject to certain exceptions. The Subordinated Notes will rank equally with all other unsecured subordinated indebtedness of the Company issued in the future under the indenture governing the Subordinated Notes. As of December 31, 2015, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $24.7 billion, which includes approximately $18.2 billion of deposits, $5.9 billion of outstanding secured indebtedness, $103.8 million of outstanding trust preferred subordinated indebtedness and $172.4 million subordinated notes payable. In addition, the Subordinated Notes will be structurally subordinated to all existing and future indebtedness, liabilities and other obligations, including deposits, of our subsidiaries, including EverBank. As of December 31, 2015, our subsidiaries had, in the aggregate, outstanding indebtedness and other liabilities, including deposits, of $18.2 billion, all of which would rank structurally senior to the Subordinated Notes, and total assets and revenue of $26.6 billion and $883.7 million, respectively.

In addition, the Subordinated Notes will not be secured by any of our assets. As a result, they will be effectively subordinated to all of our secured indebtedness to the extent of the value of the assets securing such indebtedness. The indenture governing the Subordinated Notes does not limit the amount of senior indebtedness and other financial obligations or secured obligations that we or our subsidiaries may incur.

As a result of the subordination provisions described above, holders of Subordinated Notes may not be fully repaid in the event of bankruptcy, liquidation or reorganization of the Company.

The Subordinated Notes will not be insured or guaranteed by the FDIC, any other governmental agency or any of our subsidiaries. The Subordinated Notes will be structurally subordinated to the indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries generally will be paid from those subsidiaries’ assets before holders of the Subordinated Notes would have any claims to those assets.

The Subordinated Notes are not bank deposits and are not insured or guaranteed by the FDIC or any other governmental agency, nor are they obligations of, or guaranteed by, EverBank. The Subordinated Notes will be obligations of EverBank Financial Corp only and will not be guaranteed by any of our subsidiaries, including EverBank. The Subordinated Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of EverBank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Subordinated Notes would have any claims to those assets.

The indenture governing the Subordinated Notes includes limited rights of acceleration.

There is no right of acceleration of maturity of the Subordinated Notes in the case of default in the payment of principal of, premium, if any, or interest on, the Subordinated Notes or in the performance of any other obligation of the Company under the indenture governing the Subordinated Notes or under any other security issued by us. Holders of Subordinated Notes may accelerate payment of indebtedness only upon our insolvency, receivership, conservatorship, reorganization or similar proceedings or if there is a liquidation or winding-up of our business. See “Description of Senior and Subordinated Debt Securities—Events of Default, Defaults and Waivers of Default” in the accompanying prospectus.

The indenture governing the Subordinated Notes does not contain any limitations on our ability to incur additional indebtedness, grant or incur a lien on our assets, sell or otherwise dispose of assets, pay dividends or repurchase our capital stock.

Neither we nor any of our subsidiaries is restricted from incurring additional indebtedness or other liabilities, including additional senior or subordinated indebtedness, under the indenture governing the terms of the Subordinated Notes. If we incur additional indebtedness or liabilities, our ability to pay our obligations on the Subordinated Notes could be adversely affected. We expect that we will from time to time incur additional indebtedness and other liabilities. In addition, we are not restricted under the indenture governing the Subordinated Notes from granting or incurring a lien on any of our assets, selling or otherwise disposing of any of our assets, paying dividends or issuing or repurchasing our securities.

In addition, there are no financial covenants in the indenture governing the Subordinated Notes. You are not protected under the indenture governing the Subordinated Notes in the event of a highly leveraged transaction, reorganization, default under our existing indebtedness, restructuring, merger or similar transaction that may adversely affect you.

Payments on the Subordinated Notes will depend on receipt of dividends and distributions from our subsidiaries.

We are a savings and loan holding company and we conduct substantially all of our operations through subsidiaries, including EverBank. We depend on dividends, distributions and other payments from our subsidiaries to meet our obligations, including to fund payments on the Subordinated Notes, and to provide funds for payment of dividends to our shareholders, to the extent declared by our board of directors. There are various legal limitations on the extent to which EverBank and our other subsidiaries can finance or otherwise supply funds to us (by dividend or otherwise) and certain of our affiliates. EverBank may not pay us dividends if, after paying those dividends, it would fail to meet the required minimum levels under risk-based capital guidelines and the minimum leverage and tangible capital ratio requirements, or in the event the OCC notifies EverBank that it is in need of more than normal supervision. Under the Federal Deposit Insurance Act, an insured depository institution such as EverBank is prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized.” Payment of dividends by EverBank also may be restricted at any time at the discretion of the appropriate regulator if it deems the payment to constitute an unsafe and unsound banking practice. In addition, contractual or other restrictions may also limit our subsidiaries’ abilities to pay dividends or make distributions, loans or advances to us. See “Item 1—Business—Supervision and Regulation—Regulation of Savings Associations—Limitation on Capital Distributions” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015. For these reasons, we may not have access to any assets or cash flow of our subsidiaries to make payments on the Subordinated Notes.

An active trading market for the Subordinated Notes may not develop.

The Subordinated Notes constitute a new issue of securities, for which there is no existing market. We do not intend to apply for listing of the Subordinated Notes on any securities exchange or for quotation of the Subordinated Notes in any automated dealer quotation system. We cannot provide you with any assurance regarding whether a trading market for the Subordinated Notes will develop, the ability of holders of the Subordinated Notes to sell their Subordinated Notes or the prices at which holders may be able to sell their Subordinated Notes. The underwriters have advised us that they currently intend to make a market in the Subordinated Notes. The underwriters, however, are not obligated to do so, and any market-making with respect to the Subordinated Notes may be discontinued at any time without notice. You should also be aware that there may be a limited number of buyers when you decide to sell your Subordinated Notes. This may affect the price you receive for your Subordinated Notes or your ability to sell your Subordinated Notes at all.

If a trading market for the Subordinated Notes develops, changes in the debt markets, among others, could adversely affect the market price of the Subordinated Notes.

Many factors affect the trading market for, and the trading value of, the Subordinated Notes. These factors include: the time remaining to the maturity of the Subordinated Notes, the ranking of the Subordinated Notes, the redemption features of the Subordinated Notes, the outstanding amount of Subordinated Notes with terms identical to the Subordinated Notes offered hereby, the prevailing interest rates being paid by other companies similar to us, our financial condition, financial performance and future prospects and the level, direction and volatility of market interest rates generally. The condition of the financial markets and prevailing interest rates have fluctuated significantly in the past and are likely to fluctuate in the future. Such fluctuations could have an adverse effect on the price of the Subordinated Notes.

Our credit ratings may not reflect all risks of an investment in the Subordinated Notes.

The credit ratings assigned to the Subordinated Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, the Subordinated Notes. In addition, real or anticipated changes in our credit ratings will generally affect the trading market for, or the trading value of, the Subordinated Notes. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the Subordinated Notes and the suitability of investing in the Subordinated Notes in light of your particular circumstances.

Because the Subordinated Notes may be redeemed at our option under certain circumstances prior to their maturity, you may be subject to reinvestment risk.

On or after March 15, 2021, we may, at our option, redeem the Subordinated Notes in whole or in part. In addition, we may also redeem the Subordinated Notes prior to maturity, at our option, in whole, but not in part, within 90 days if (i) a change or prospective change in law occurs that could prevent us from deducting interest payable on the Subordinated Notes for U.S. federal income tax purposes, (ii) a subsequent event occurs that precludes the Subordinated Notes from being recognized as Tier 2 Capital for regulatory capital purposes, or (iii) we are required to register as an investment company under the Investment Company Act of 1940, as amended. The redemption price for any redemption is 100% of the principal amount of the Subordinated Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. Any such redemption may have the effect of reducing the income or return that you may receive on an investment in the Subordinated Notes by reducing the term of the investment. If this occurs, you may not be able to reinvest the proceeds at an interest rate comparable to the rate paid on the Subordinated Notes. See “Description of the Subordinated Notes—Optional Redemption.”

The amount of interest payable on the Subordinated Notes will vary after March 15, 2021.

As the interest rate of the Subordinated Notes will be calculated based on three-month LIBOR from March 15, 2021 through the maturity date and three-month LIBOR is a floating rate, the interest rate on the Subordinated Notes will vary after March 15, 2021. From, and including the date of issuance to, but excluding March 15, 2021, the Subordinated Notes will bear interest at an initial rate of 6.00% per annum. Thereafter, the Subordinated Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination, plus a spread of 470.4 basis points. The per annum interest rate that is determined on the relevant determination date will apply to the entire quarterly interest period following such determination date even if three-month LIBOR increases during that period.

The level of three-Month LIBOR may affect our decision to redeem the Subordinated Notes.

It is more likely we will redeem the Subordinated Notes after March 15, 2021 if the interest rate on them is higher than that which would be payable on one or more other forms of borrowing. If we redeem the Subordinated Notes prior to their maturity date, holders may not be able to invest in other securities with a similar level of risk that yield as much interest as the Subordinated Notes.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges and earnings to fixed charges and preferred stock dividends for each of the periods shown are as follows:

	Year Ended December 31,
	2015	2014	2013	2012	2011
Excluding Interest on Deposits:
Fixed Charges (1):
Interest expense (excluding interest on deposits)	83,501	67,048	75,020	52,977	38,899
Interest factor in rent expense	5,631	6,305	6,631	5,821	4,378
Dividends on preferred stock (2)	16,069	16,312	16,146	2,335	—

Total fixed charges	105,201	89,665	97,797	61,133	43,277

Earnings:
Income from continuing operations before taxes	207,159	238,571	218,040	115,997	81,514
Fixed charges	105,201	89,665	97,797	61,133	43,277
Dividends on preferred stock (2)	(16,069)	(16,312)	(16,146)	(2,335)	—
Total Earnings	296,291	311,924	299,691	174,795	124,791
Ratio of earnings to fixed charges, excluding interest on deposits	2.8	3.5	3.1	2.9	2.9

Including Interest on Deposits:
Fixed Charges (1):
Interest expense	210,900	168,960	176,772	141,762	135,910
Interest factor in rent expense	5,631	6,305	6,631	5,821	4,378
Dividends on preferred stock (2)	16,069	16,312	16,146	2,335	—

Total fixed charges	232,600	191,577	199,549	149,918	140,288

Earnings:
Income from continuing operations before taxes	207,159	238,571	218,040	115,997	81,514
Fixed charges	232,600	191,577	199,549	149,918	140,288
Dividends on preferred stock (2)	(16,069)	(16,312)	(16,146)	(2,335)	—
Total Earnings	423,690	413,836	401,443	263,580	221,802
Ratio of earnings to fixed charges, including interest on deposits	1.8	2.2	2.0	1.8	1.6

(1)	Preferred share dividends on non-public preferred shares are excluded.
(2)	Dividends on preferred stock have been grossed up by the effective tax rate for the period.

USE OF PROCEEDS

We estimate that the net proceeds of this offering will be approximately $88.6 million, after deducting underwriting discounts and commissions and estimated expenses. We expect to use the net proceeds from the sale of the Subordinated Notes for general corporate purposes, which may include advances to subsidiaries to finance their activities.

CAPITALIZATION

You should read this information together with the consolidated historical financial statements and the related notes thereto incorporated by reference into this prospectus supplement and the accompanying prospectus.

The following table sets forth our capitalization as of December 31, 2015, on an actual basis and as adjusted for this offering:

	As of December 31, 2015
	Actual	As Adjusted
	(In thousands)
Liabilities
Deposits:
Non-interest bearing	$1,141,357	$1,141,357
Interest-bearing	17,100,685	17,100,685

Total deposits	18,242,042	18,242,042
Other borrowings	5,877,000	5,877,000
Subordinated notes offered hereby	—	90,000
5.75% subordingated notes due 2025	172,420	172,420
Trust preferred securities	103,750	103,750
Accounts payable and accrued liabilities	337,493	337,493

Total Liabilities	24,732,705	24,822,705
Shareholders’ Equity
6.75% Series A Non-Cumulative Perpetual Preferred Stock, $0.01 par value (liquidation preference of $25,000 per share; 10,000,000 shares authorized; 6,000 issued and outstanding, actual and as adjusted)	150,000	150,000
Common Stock, $0.01 par value (500,000,000 shares authorized; 125,020,843 issued and outstanding, actual and as adjusted)	1,250	1,250
Additional paid-in capital	874,806	874,806
Retained earnings	906,278	906,278
Accumulated other comprehensive income (loss)	(64,013)	(64,013)

Total Shareholders’ Equity	1,868,321	1,868,321
Total Liabilities and Shareholders’ Equity	$26,601,026	$26,691,026

Capital Adequacy
Common equity Tier 1 capital ratio	9.9%	9.9%
Tier 1 leverage ratio	7.7%	7.7%
Tier 1 risk-based capital ratio	11.4%	11.4%
Total risk-based capital ratio	12.9%	13.4%

DESCRIPTION OF THE SUBORDINATED NOTES

The Subordinated Notes offered by this prospectus supplement will be issued by the Company under an Indenture entered into between EverBank Financial Corp and Wells Fargo Bank, National Association as trustee (“Wells Fargo”), as supplemented by a Second Supplemental Indenture to be entered into between EverBank Financial Corp and Wells Fargo (the “Second Supplemental Indenture”). References to the Indenture in this section will mean the Indenture as so supplemented. The Subordinated Notes will be Subordinated Debt Securities of EverBank Financial Corp, as such term is defined in the accompanying prospectus. The following description of the particular terms of the Subordinated Notes supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions of the Subordinated Debt Securities of EverBank Financial Corp in the accompanying prospectus, to which description we refer you. The accompanying prospectus sets forth the meaning of certain capitalized terms used herein and not otherwise defined.

The following is a brief description of the Subordinated Notes and the Indenture. It does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the Indenture, the form of which has been filed as an exhibit to the registration statement to which this prospectus supplement relates and to the Second Supplemental Indenture, the form of which will be incorporated by reference to the registration statement. Upon written or oral request to us at our address set forth under “Incorporation of Certain Documents by Reference,” we will provide at no cost to the requester copies of the Indenture and the Second Supplemental Indenture.

General

The Subordinated Notes issued in this offering initially will be limited to $90.0 million principal amount. The Subordinated Notes will mature on March 15, 2026. There is no sinking fund for the Subordinated Notes. The Subordinated Notes are not convertible into, or exchangeable for, any equity securities, other securities or other assets of the Company or any subsidiary. The Subordinated Notes will rank equally in right of payment with all of the Company’s other subordinated unsecured indebtedness, including the Company’s 5.75% subordinated notes due 2025.

The maturity of the Subordinated Notes may not be accelerated in the absence of an Event of Default. There is no right to accelerate the maturity of the Subordinated Notes in the case of Default, which occurs if we fail to pay interest on any Subordinated Note for 30 days after the payment is due, fail to pay the principal of or premium, if any, on any Subordinated Note when due, or fail to perform or breach any other covenant or warranty under any Subordinated Note or in the Indenture for 60 days after we receive written notice of such failure or breach. See “Description of Senior and Subordinated Debt Securities—Events of Default, Defaults and Waivers of Default” in the accompanying prospectus.

As a savings and loan holding company, our ability to make payments on the Subordinated Notes will depend primarily on the receipt of dividends and other distributions from our subsidiaries. There are various regulatory restrictions on the ability of EverBank to pay dividends or make other payments to us. See “Business—Supervision and Regulation—Regulation of Savings Associations—Limitation on Capital Distributions” in our Annual Report on Form 10-K for the year ended December 31, 2015, incorporated by reference herein, and “Risk Factors—Payments on the Subordinated Notes will depend on receipt of dividends and distributions from our subsidiaries” in this prospectus supplement.

The Subordinated Notes are not deposits or other obligations of a bank or savings association and are not insured or guaranteed by the FDIC or any other governmental agency.

Payment of Principal and Interest

Payment of the full principal amount of the Subordinated Notes will be due on March 15, 2026.

From, and including the date of issuance to, but excluding March 15, 2021 (the “Fixed Rate Period”), the Subordinated Notes will bear interest at an initial rate of 6.00% per annum. From and including March 15, 2021 and thereafter (the “Floating Rate Period”), the Subordinated Notes will bear interest at a floating rate equal to three-month LIBOR as calculated on each applicable date of determination, plus a spread of 470.4 basis points. A “Floating Rate Interest Period” means, the period from, and including, each Floating Rate Interest Payment Date (as defined below) to, but excluding, the next succeeding Floating Rate Interest Payment Date, except for the initial Floating Rate Interest Period, which will be the period from, and including, March 15, 2021 to, but excluding, the next succeeding Floating Rate Interest Payment Date.

During the Fixed Rate Period, interest on the Subordinated Notes will accrue from and including March 14, 2016 and will be payable semi-annually in arrears on March 15 and September 15 of each year (each a “Fixed Period Interest Payment Date”), commencing on September 15, 2016 and interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, interest on the Subordinated Notes will accrue from and including March 15, 2021 and will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each a “Floating Period Interest Payment Date” and, together with the Fixed Period Interest Payment Date, an “Interest Payment Date”), commencing on June 15, 2021 and interest will be computed on the basis of the actual number of days in a Floating Rate Interest Period and a 360-day year.

If any Fixed Period Interest Payment Date for the Subordinated Notes falls on a day that is not a business day (as defined below), the Company will postpone the interest payment to the next succeeding business day, but the payments made on such dates will be treated as being made on the date that the payment was first due and the holders of the Subordinated Notes will not be entitled to any further interest or other payments with respect to such postponements. If any Floating Rate Interest Payment Date or the maturity date for the Subordinated Notes falls on a day that is not a business day, the Company will postpone the interest payment or the payment of principal and interest at maturity to the next succeeding business day (and, with respect to the maturity date, no additional interest will accrue on the amount payable for the period from and after the maturity date) unless, with respect to a Floating Period Interest Payment Date, such day falls in the next calendar month, in which case the Floating Period Interest Payment Date will instead be the immediately preceding day that is a business day, and interest will accrue to the Floating Period Interest Payment Date as so adjusted.

A “business day” for the Fixed Rate Period means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the New York Stock Exchange are authorized or obligated by law or executive order to close, and a “business day” for the Floating Rate Period means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in the City of New York or the New York Stock Exchange are authorized or obligated by law or executive order to close and is a London banking day (as defined below). A “London banking day” is any day on which dealings in deposits in U.S. dollars are conducted between financial institutions in the London Interbank Eurocurrency market.

The interest payable on the Subordinated Notes on any Fixed Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Subordinated Notes are registered at the close of business on March 1 and September 1, whether or not a business day, immediately preceding the Fixed Period Interest Payment Date. The interest payable on the Subordinated Notes on any Floating Period Interest Payment Date, subject to certain exceptions, will be paid to the person in whose name the Subordinated Notes are registered at the close of business on March 1, June 1, September 1 and December 1, whether or not a business day, immediately preceding the Floating Period Interest Payment Date. However, interest that the Company pays on the maturity date will be paid to the person to whom the principal will be payable. Interest will be payable by wire transfer in immediately available funds in U.S. dollars at the office of the principal paying agent in New York, New York or, at the Company’s option in the event the Subordinated Notes are not represented by Global Notes (as defined below), by check mailed to the address of the person specified for payment in the preceding sentences. The Subordinated Notes will be issued in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

The term “three-month LIBOR” means the rate as published by Bloomberg (or another commercially available source providing quotations of such rate as selected by the Company from time to time) at approximately 11:00 a.m., London time, two business days prior to the commencement of the relevant applicable quarterly Floating Rate Interest Period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then the rate for that Floating Rate Interest Period will be determined by such alternate method as reasonably selected by the Company.

Ranking

The Subordinated Notes will rank equally in right of payment with all of our other unsecured subordinated indebtedness, including indebtedness issued in the future under the Indenture. As of December 31, 2015, on a consolidated basis, the Company’s outstanding indebtedness and other liabilities totaled approximately $24.7 billion, which includes approximately $18.2 billion of deposits, $5.9 billion of outstanding secured indebtedness, $103.8 million of outstanding trust preferred subordinated indebtedness and $172.4 million subordinated notes payable.

The Subordinated Notes will be subordinated in right of payment to all senior indebtedness of the Company. The Subordinated Notes will be obligations of EverBank Financial Corp only and will not be guaranteed by any of our subsidiaries, including EverBank. The Subordinated Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries, which means that creditors of our subsidiaries (including, in the case of EverBank, its depositors) generally will be paid from those subsidiaries’ assets before holders of the Subordinated Notes would have any claims to those assets. As of December 31, 2015, our subsidiaries had, in the aggregate, outstanding indebtedness and other liabilities, including deposits, of $18.2 billion, all of which would rank structurally senior to the Subordinated Notes, and total assets and revenue of $26.6 billion and $883.7 million, respectively.

“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except for indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness. “Senior indebtedness” excludes, among other things, trade creditor indebtedness.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	any off-balance sheet guarantee obligation;

•	any obligation under a direct credit substitute, including any letters of credit, bankers’ acceptance, security purchases facility or similar agreement;

•	any capitalized lease obligation; and

•	any deferred obligation for payment of the purchase price of any property or assets.

The Subordinated Notes will also be subordinated in right of payment to all “other company obligations” and will be subject to an obligation of the Company to pay any “excess proceeds” (as defined in the Indenture) to creditors in respect of any unpaid “other company obligations” before the Company makes any payment on the Subordinated Notes.

“Other company obligations” means obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

Upon the liquidation, dissolution, winding up, or reorganization of the Company, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the Subordinated Notes. If, after we have made those payments on the senior indebtedness of the Company (i) there are amounts available for payment on the Subordinated Notes (such amounts being defined in the Indenture as, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then the Company shall first use such excess proceeds to pay in full all “other company obligations” before the Company makes any payment on the Subordinated Notes.

Because of the subordination provisions and the obligation to pay excess proceeds described above, in the event of insolvency of the Company, holders of the Subordinated Notes may recover less ratably than holders of senior indebtedness of the Company, creditors with respect to “other company obligations” and other creditors of the Company.

In some circumstances relating to the Company’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the Subordinated Notes will be entitled to receive any payment on the Subordinated Notes. In addition, we may make no payment on the Subordinated Notes prior to payment in full of all senior indebtedness in the event that (1) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the indenture or (2) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (a) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default within 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve-month period or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

In addition, the Subordinated Notes may be fully subordinated to interests held by the U.S. government in the event of a receivership, insolvency, liquidation, or similar proceeding by the Company, including a proceeding under the orderly liquidation authority provisions of the Dodd-Frank Act.

Optional Redemption

The Subordinated Notes will be redeemable by the Company in whole or in part on or after March 15, 2021. The Subordinated Notes may not otherwise be redeemed prior to maturity, except that the Company may also, at its option, redeem the Subordinated Notes before the maturity date in whole, but not in part, within 90 days of the occurrence of:

•	a “Tax Event,” defined in the Indenture to mean the receipt by the Company of an opinion of independent tax counsel to the effect that as a result of any amendment to, or change (including any announced prospective change) in, the laws or any regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which pronouncement or decision is announced on or after the date of the issuance of the Subordinated Notes, there is more than an insubstantial risk that the interest payable on the Subordinated Notes is not, or within 90 days of receipt of such opinion, will not be, deductible by the Company, in whole or in part, for U.S. federal income tax purposes;

•

a “Regulatory Capital Treatment Event,” defined in the Indenture to mean the good faith determination by us that, as a result of (i) any amendment to, or change in, the laws, rules or regulations of the United States (including, for the avoidance of doubt, any agency or instrumentality of the United States, including the Federal Reserve and other appropriate federal bank regulatory agencies) or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of the Subordinated Notes, or (ii) any final official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws, rules or regulations or policies with respect thereto that is made, adopted, approved or effective after the initial issuance of the Subordinated Notes, there is more than an insubstantial risk that we will not be entitled to treat the Subordinated Notes then outstanding as “tier 2 capital” (or its equivalent) for purposes of the capital adequacy rules of the Federal Reserve (or, as and if applicable, the capital adequacy rules or regulations of any successor appropriate federal banking agency) as then in effect and applicable, for so long as any Subordinated Note is outstanding. “Appropriate federal banking agency” means the “appropriate federal banking agency” with respect to us as that term is defined in Section 3(q) of the Federal Deposit Insurance Act or any successor provision; or

•	the Company becoming required to register as an investment company pursuant to the Investment Company Act of 1940, as amended.

Any early redemption of the Subordinated Notes will be subject to the receipt of the approval of the Federal Reserve, to the extent then required under applicable laws or regulations, including capital regulations. The redemption price for any redemption will be equal to 100% of the principal amount of the Subordinated Notes, plus accrued and unpaid interest thereon to but excluding the date of redemption. We will provide 30 to 60 days’ notice of the redemption to the registered holders of the Subordinated Notes. If we elect to redeem fewer than all the Subordinated Notes, the trustee will select the particular Subordinated Notes to be redeemed on a pro rata basis or by such other method of selection, if any, that the trustee deems fair and appropriate (or by lot or otherwise in accordance with the procedures of the depositary by the common depositary in the case of Subordinated Notes issued in global form).

Default

The provisions of the indenture relating to events of default, defaults and waivers of default described under “Description of Senior and Subordinated Debt Securities—Events of Default, Defaults and Waivers of Default—Subordinated Debt Securities” in the accompanying prospectus apply to the Subordinated Notes, except that the indenture governing the Subordinated Notes defines a “Default” as:

•	failure to pay interest on the Subordinated Notes for 30 days after the payment is due;

•	failure to pay the principal of or premium, if any, on the Subordinated Notes when due; or

•	failure to perform or breach of any other covenant or warranty in the Indenture for 60 days after we have received written notice of the failure to perform in the manner specified in the indenture.

Defeasance

The Indenture contains a provision that permits us to elect to effect defeasance and/or covenant defeasance under the terms set forth in the accompanying prospectus. These provisions shall not be applicable to the Subordinated Notes.

Governing Law

The Indenture provides that the Subordinated Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Subordinated Notes Intended to Qualify as Tier 2 Capital

The Subordinated Notes are intended to qualify as Tier 2 Capital under the capital rules established by the Federal Reserve for financial holding companies that became effective January 1, 2014. The rules set forth specific criteria for instruments to qualify as Tier 2 Capital. Among other things, the Subordinated Notes must:

•	be unsecured;

•	have a minimum original maturity of at least five years;

•	be subordinated to depositors and general creditors;

•	not contain provisions permitting the holders of the Subordinated Notes to accelerate payment of principal prior to maturity except in the event of receivership, insolvency, liquidation or similar proceedings of the institution; and

•	not contain provisions permitting the institution to redeem or repurchase the Subordinated Notes prior to the maturity date without prior approval of the Federal Reserve.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the Subordinated Notes, create and issue additional notes equal in rank to and having the same terms and conditions in all respects as the Subordinated Notes offered by this prospectus supplement (or in all respects except for the issue date, the issue price and the first interest payment date), provided that such additional notes either shall be fungible with the original Subordinated Notes for federal income tax purposes or shall be issued under a different CUSIP number. These additional notes will be consolidated and form a single series with the Subordinated Notes.

The Trustee

Wells Fargo Bank, National Association is the trustee for the Subordinated Notes. The trustee has all of the duties and responsibilities specified under the Trust Indenture Act. Other than its duties in a case of an event of default, the trustee is not obligated to exercise any of its rights or powers under the Indenture at the request or direction of any holders of the Subordinated Notes, unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. We and some of our subsidiaries maintain deposits and conduct other banking transactions with the trustee in the ordinary course of business.

BOOK-ENTRY, DELIVERY AND FORM

Book-Entry System

The Subordinated Notes will be represented by one or more permanent global certificates (each a “Global Note” and collectively, the “Global Notes”) deposited with, or on behalf of, The Depository Trust Company (“DTC”) and registered in the name of Cede & Co. (DTC’s partnership nominee). The Subordinated Notes will be available for purchase in denominations of $1,000 and integral multiples of $1,000 in excess thereof in book-entry form only. Unless and until certificated Subordinated Notes are issued under the limited circumstances described in the accompanying prospectus, no beneficial owner of a Subordinated Note shall be entitled to receive a definitive certificate representing Subordinated Notes. So long as DTC or any successor depositary (collectively, the “Depositary”) or its nominee is the registered owner of the Global Notes, the Depositary, or such nominee, as the case may be, will be considered to be the sole owner or holder of the Subordinated Notes for all purposes of the Indenture. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Global Notes through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC, including Euroclear and Clearstream.

We have been advised by DTC, Clearstream and Euroclear, respectively, as follows:

DTC

DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Clearstream

Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier). Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant, either directly or indirectly.

Distributions with respect to interests in the Subordinated Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

Euroclear

Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, or the Euroclear Terms and Conditions, and applicable Belgian law govern securities clearance accounts and cash accounts with the Euroclear Operator. Specifically, these terms and conditions govern:

•	transfers of securities and cash within Euroclear;

•	withdrawal of securities and cash from Euroclear; and

•	receipt of payments with respect to securities in Euroclear.

All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the terms and conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding securities through Euroclear Participants.

Distributions with respect to interests in the Subordinated Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the U.S. Depositary for the Euroclear Operator.

Clearance and Settlement Procedures

Initial settlement for the Subordinated Notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the U.S. depositary for such clearing system; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (based on European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the

U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Subordinated Notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

Because of time-zone differences, credits of Subordinated Notes received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such Subordinated Notes settled during such processing will be reported to the relevant Clearstream Participants or Euroclear Participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of Subordinated Notes by or through a Participant customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Subordinated Notes among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

The information in this section concerning DTC, Clearstream, Euroclear and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC, Clearstream and Euroclear), but we take no responsibility for the accuracy thereof.

Neither we, the trustee nor any underwriter will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the Subordinated Notes or payments to, or the providing of notice to participants or beneficial owners.

Exchange of Global Notes for Definitive Notes

The Global Notes will be exchangeable for definitive notes, that is, certificated notes, with the same terms in authorized denominations only in the following limited circumstances:

•	DTC, Euroclear or Clearstream, as the case may be, notifies us that (1) it is unwilling or unable to continue as depositary for the Global Notes or (2) it has ceased to be a clearing agency registered under applicable law, and a successor is not appointed by us within 90 days; or

•	if we determine, in our sole discretion, that the Global Notes are exchangeable in accordance with the terms of the indenture.

If the Global Notes are exchanged for definitive notes, the trustee will keep the registration books for the notes at its corporate office and follow customary practices and procedures regarding those certificated notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a general summary of certain material United States federal income tax consequences of the acquisition, ownership and disposition of the Subordinated Notes by U.S. Holders (as defined below) and Non-U.S. Holders (as defined below), but does not purport to be a complete analysis of all the potential tax considerations. This summary is based upon the United States Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Federal Income Tax Regulations (the “U.S. Treasury Regulations”) promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. This summary is limited to the tax consequences with respect to Subordinated Notes that were purchased by an initial holder at their original issue price for cash and that are held as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax consequences to subsequent purchasers of the Subordinated Notes. This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular holders in light of their circumstances or status, nor does it address specific tax consequences that may be relevant to particular holders (including, for example, financial institutions, broker-dealers, traders in securities that elect mark-to-market treatment, insurance companies, partnerships or other pass-through entities, United States expatriates, tax-exempt organizations, U.S. Holders that have a functional currency other than the United States dollar, or persons who hold Subordinated Notes as part of a straddle, hedge, conversion or other integrated financial transaction). In addition, this summary does not address United States federal alternative minimum, estate and gift tax consequences or consequences under the tax laws of any state, local or foreign jurisdiction. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES FOR HOLDERS RELATING TO OWNERSHIP AND DISPOSITION OF OUR SUBORDINATED NOTES. PROSPECTIVE PURCHASERS OF THE SUBORDINATED NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAXATION AND OTHER TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING AND DISPOSING OF THE SUBORDINATED NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

For purposes of the following summary, a “U.S. Holder” is a beneficial owner of Subordinated Notes that is, for United States federal income tax purposes, (i) a citizen or individual resident of the United States; (ii) a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States, any state thereof, or the District of Columbia; (iii) an estate, the income of which is subject to United States federal income tax regardless of its source; or (iv) a trust, if a court within the United States is able to exercise primary supervision over the trust’s administration and one or more United States persons have the authority to control all of its substantial decisions or if a valid election to be treated as a United States person is in effect with respect to such trust. A “Non-U.S. Holder” is a beneficial owner of Subordinated Notes that is neither a U.S. Holder nor a partnership (or other pass-through entity) for United States federal income tax purposes. If an entity or an arrangement treated as a partnership for United States federal income tax purposes holds Subordinated Notes, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner in a partnership holding Subordinated Notes, you should consult your tax advisor.

United States Federal Income Taxation of U.S. Holders

Payments of Stated Interest. Stated interest on a Subordinated Note will be taxable to a U.S. Holder as ordinary income at the time such interest is received or accrued, depending on the holder’s regular method of accounting for United States federal income tax purposes. Certain U.S. Holders may also be subject to a tax on

“net investment income.” Please see the discussion under “—Medicare Tax” below for additional information on the potential application of this tax. It is anticipated, and this discussion assumes, that the issue price of the Subordinated Notes will be equal to the stated principal amount or if the issue price is less than the stated principal amount, the difference will be a de minimis amount (as set forth in the applicable U.S. Treasury Regulations). If, however, the issue price of a Subordinated Note is less than the stated principal amount and the difference is more than a de minimis amount (as set forth in the applicable U.S. Treasury Regulations), a U.S. Holder will be required to include the difference in income as original issue discount as it accrues in accordance with a constant yield method.

Disposition of the Subordinated Notes. Upon the redemption, sale, exchange or other taxable disposition of a Subordinated Note, a U.S. Holder generally will recognize taxable gain or loss equal to the difference between (i) the sum of all cash plus the fair market value of all other property received on such disposition (except to the extent such cash or other property is attributable to accrued but unpaid interest, which is treated as interest as described above) and (ii) such holder’s adjusted tax basis in the Subordinated Note. A U.S. Holder’s adjusted tax basis in a Subordinated Note generally will equal the cost of the Subordinated Note to such holder. Any gain or loss recognized on the disposition of a Subordinated Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, the U.S. Holder’s holding period for the Subordinated Note is more than one year. Long-term capital gain recognized by a non-corporate U.S. Holder (such as an individual) generally is subject to tax at a lower rate than short-term capital gain or ordinary income. The deductibility of capital losses is subject to significant limitations. Certain U.S. Holders may also be subject to a tax on “net investment income.” Please see the discussion under “—Medicare Tax” below for additional information on the potential application of this tax.

Backup Withholding and Information Reporting. For each calendar year in which the Subordinated Notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that a U.S. Holder subject to the reporting requirements described above fails to provide its correct taxpayer identification number in the manner required by applicable law by providing a IRS Form W-9 or an approved substitute, or there has been received a notice of underreporting of the U.S. Holder’s tax liability, we, our agent or paying agents, or a broker may be required to “backup” withhold a tax at the current rate of 28% of each payment on the Subordinated Notes and on the proceeds from a sale of the Subordinated Notes. The backup withholding obligation, however, does not apply with respect to payments to certain types of U.S. Holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

Backup withholding is not an additional tax and may be refunded or credited against the U.S. Holder’s United States federal income tax liability, provided that the required information is timely furnished to the IRS.

U.S. Holders should consult their own tax advisors regarding their qualifications for an exemption from backup withholding, and the procedure for establishing such exemption, if applicable.

Medicare Tax. A Medicare contribution tax of 3.8% (the “Medicare Tax”) will be imposed on the “net investment income” of certain U.S. citizens and resident aliens, and on the undistributed “net investment income” of certain trusts and estates. Among other items, “net investment income” generally includes gross income from interest and net gain from the disposition of certain property, less certain related deductions. For individuals, the tax will be 3.8% of the lesser of the individual’s “net investment income” or the excess of the individual’s modified adjusted gross income over $250,000 in the case of a married individual filing a joint return or a surviving spouse, $125,000 in the case of a married individual filing a separate return, or $200,000 in the case of a single individual.

Prospective purchasers should consult an independent tax advisor regarding the possible implications of the Medicare Tax on their particular circumstances.

United States Federal Income Taxation of Non-U.S. Holders

Payment of Interest. Subject to the discussion of backup withholding below, payments of interest on the Subordinated Notes to a Non-U.S. Holder will not be subject to United States federal withholding tax under the “portfolio interest exemption,” provided that:

•	such payments are not effectively connected with the conduct of a United States trade or business;

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote;

•	the Non-U.S. Holder is not a controlled foreign corporation that, for United States federal income tax purposes, is related (within the meaning of Section 864(d)(4) of the Code) to us;

•	the Non-U.S. Holder is not a bank described in Section 881(c)(3)(A) of the Code; and

•	either (a) the beneficial owner of the Subordinated Notes certifies on IRS Form W-8BEN or Form W-8BEN-E, as applicable (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “United States person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business (a “financial institution”) and holds the Subordinated Notes on behalf of the beneficial owner certifies to the applicable withholding agent as provided in the applicable U.S. Treasury Regulations, under penalties of perjury, that such a certification has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes such withholding agent with a copy thereof.

If a Non-U.S. Holder cannot satisfy the requirements of the “portfolio interest exemption,” payments of interest made to such Non-U.S. Holder will be subject to a 30% United States federal withholding tax unless the beneficial owner of the Subordinated Note provides a properly executed:

•	IRS Form W-8BEN or Form W-8BEN-E, as applicable (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding tax under an applicable income tax treaty, or

•	IRS Form W-8ECI (or successor form) stating that interest paid on the Subordinated Note is not subject to withholding tax because it is effectively connected with a United States trade or business of the beneficial owner (in which case such interest will be subject to regular graduated United States federal income tax rates as described below).

Please consult your tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the Subordinated Note is effectively connected with a United States trade or business of the beneficial owner (and if required by an applicable income tax treaty, attributable to a United States permanent establishment or fixed base), the Non-U.S. Holder, although exempt from the withholding tax described above (provided that the relevant certification requirements described above are satisfied), will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a U.S. Holder. In addition, if such Non-U.S. Holder is a foreign corporation, it may under certain circumstances be subject to a branch profits tax equal to 30% (unless reduced by an applicable income tax treaty) in respect of such interest.

Disposition of the Subordinated Notes. No withholding of United States federal income tax will generally be required with respect to any gain or income realized by a Non-U.S. Holder upon the sale, exchange, redemption or other taxable disposition of a Subordinated Note (except as described above under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest”).

Except with respect to accrued and unpaid interest, a Non-U.S. Holder will not be subject to United States federal income tax on gain realized on the sale, exchange or other disposition of a Subordinated Note unless the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met, or such gain is effectively connected with a United States trade or business (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of a Subordinated Note generally will not be subject to United States federal income tax, provided the Non-U.S. Holder satisfies the requirements of the “portfolio interest exemption” as discussed under “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest.”

Backup Withholding and Information Reporting. United States backup withholding tax will not apply to payments of interest on a Subordinated Note or proceeds from the sale or other disposition of a Subordinated Note payable to a Non-U.S. Holder if the certification described in “—United States Federal Income Taxation of Non-U.S. Holders—Payment of Interest” is duly provided by such Non-U.S. Holder or the Non-U.S. Holder otherwise establishes an exemption. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holder’s United States federal income tax liability, provided that the requisite procedures are followed.

Non-U.S. Holders should consult their own tax advisors regarding their particular circumstances and the availability of and procedure for establishing an exemption from backup withholding.

FATCA

Under Sections 1471 through 1474 of the Code, the final U.S. Treasury Regulations promulgated thereunder, and IRS administrative guidance (commonly referred to as the “Foreign Account Tax Compliance Act” or “FATCA”), a 30% United States withholding tax is generally imposed on U.S.-source interest payments, and, beginning in 2019, on the gross proceeds from the sale or other disposition of interest-bearing obligations, for payments made to certain foreign entities unless such foreign entity agrees to verify, report and disclose information with respect to its U.S. accountholders or substantial U.S. owners and meets certain other specified requirements (including the requirements of any applicable intergovernmental agreement).

Prospective investors are encouraged to consult their tax advisors regarding the implications of FATCA on their investment in the Subordinated Notes.

UNDERWRITING

Incapital LLC and U.S. Bancorp Investments, Inc. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the principal amount of the Subordinated Notes set forth opposite its name below.

Underwriter	Principal Amount of Subordinated Notes
Incapital LLC	$45,000,000
U.S. Bancorp Investments, Inc.	45,000,000

Total	$90,000,000

Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Subordinated Notes sold under the underwriting agreement if any of the Subordinated Notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

We have agreed to indemnify the underwriters and their controlling persons against certain liabilities in connection with this offering, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the Subordinated Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Subordinated Notes, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the Subordinated Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at such price less a concession not in excess of 0.75% of the principal amount of the Subordinated Notes. Such dealers may reallow a concession not in excess of 0.65% of the principal amount of the Subordinated Notes. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The expenses of the offering, not including the underwriting discount, are estimated at $325,000 and are payable by us.

New Issue of Notes

The Subordinated Notes are a new issue of securities with no established trading market. We do not intend to apply for listing of the Subordinated Notes on any national securities exchange or for inclusion of the Subordinated Notes on any automated dealer quotation system. We have been advised by the underwriters that they presently intend to make a market in the Subordinated Notes after completion of the offering. However, they are under no obligation to do so and may discontinue any market-making activities at any time without any notice. We cannot assure the liquidity of the trading market for the Subordinated Notes or that an active public market for the Subordinated Notes will develop. If an active public trading market for the Subordinated Notes does not develop, the market price and liquidity of the Subordinated Notes may be adversely affected. If the Subordinated Notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.

No Sales of Similar Securities

We have agreed that we will not, for a period of 30 days after the date of this prospectus supplement, without first obtaining the prior written consent of the representatives, directly or indirectly, issue, sell, offer to contract or grant any option to sell, pledge, transfer or otherwise dispose of, any debt securities or securities exchangeable for or convertible into debt securities, except for the Subordinated Notes sold to the underwriters pursuant to the underwriting agreement.

Short Positions

In connection with the offering, the underwriters may purchase and sell the Subordinated Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Subordinated Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing the Subordinated Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Subordinated Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Subordinated Notes or preventing or retarding a decline in the market price of the Subordinated Notes. As a result, the price of the Subordinated Notes may be higher than the price that might otherwise exist in the open market.

Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Subordinated Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Other Relationships

Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Subordinated Notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the Subordinated Notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) no offer of Subordinated Notes may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Subordinated Notes shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

This prospectus has been prepared on the basis that any offer of Subordinated Notes in any Relevant Member State will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Subordinated Notes. Accordingly any person making or intending to make an offer in that Relevant Member State of Subordinated Notes which are the subject of the offering contemplated in this prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do they authorize, the making of any offer of Subordinated Notes in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Subordinated Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Subordinated Notes to be offered so as to enable an investor to decide to purchase or subscribe the Subordinated Notes, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU) and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) who are (i) persons having professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the Order, or

(iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as “relevant persons”. The Subordinated Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Subordinated Notes will be engaged in only with, relevant persons. This document and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or its contents. The Subordinated Notes are not being offered to the public in the United Kingdom.

LEGAL MATTERS

Certain legal matters relating to the Subordinated Notes offered by this prospectus supplement will be passed upon by Alston & Bird LLP, Atlanta, Georgia. The validity of the Subordinated Notes will be passed upon for the underwriters by Simpson Thacher & Bartlett LLP, New York, New York.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of EverBank Financial Corp and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

EverBank Financial Corp

Common Stock

Preferred Stock

Depositary Shares

Warrants

Senior Debt Securities

Subordinated Debt Securities

Purchase Contracts

Units

By this prospectus, we may offer and sell from time to time, in one or more offering: shares of our common stock; shares of our preferred stock; depositary shares representing shares of our preferred stock; warrants to purchase shares of our common stock, preferred stock, depositary shares, senior debt securities, subordinated debt securities, purchase contracts relating to the purchase or sale of securities, currencies or commodities; and units consisting of two or more of the foregoing.

We will provide specific terms of each issuance of these securities in supplements to this prospectus. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If any underwriters, dealers or agents are involved in the sale of securities, the prospectus supplement will set forth any applicable commission or discounts. See “Plan of Distribution” for a general description of the manner in which we may sell the securities described in this prospectus. In addition, certain selling stockholders may sell shares of our common stock, from time to time, together or separately, on terms described in the applicable prospectus supplement. You should carefully read this prospectus and the applicable prospectus supplement, together with the documents incorporated by reference, before you decide to invest in the securities described in the applicable prospectus supplement.

Each time that we or any selling stockholders sell securities using this prospectus, we or any selling stockholders may provide a prospectus supplement and attach it to this prospectus. Any such prospectus supplement will contain more specific information about the offering and the securities being offered, including the names of any selling stockholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement may also add, update or change information contained in this prospectus.

Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “EVER.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the information referred to under the heading “Risk Factors” beginning on page 5 before you invest in our securities.

Any securities offered by this prospectus and accompanying prospectus supplement will not be savings accounts, deposits or other obligations of any bank and are not insured or guaranteed by the Federal Deposit Insurance Corporation, or the FDIC, the Bank Insurance Fund or any other government agency or instrumentality.

None of the Securities and Exchange Commission, the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, or any state securities commission or any other federal regulatory agency has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 26, 2015

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC or Commission, using a “shelf” registration process. Under this shelf registration process, we and/or certain selling stockholders may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we and/or certain selling stockholders may offer. Each time we and/or certain selling stockholders offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement. It is important for you to consider the information contained in this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

Unless we state otherwise or the context otherwise requires, references in this prospectus to “EverBank Financial Corp,” “we,” “our,” “us,” and the “Company” for all periods subsequent to May 8, 2012 refer to EverBank Financial Corp, a Delaware corporation, and its consolidated subsidiaries, and for all periods prior to May 8, 2012, these terms refer to EverBank Financial Corp, a Florida corporation, and its predecessors and their respective consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC, of which this prospectus is a part, with respect to the securities being offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. We refer you to the registration statement and the exhibits and schedules thereto for further information. Statements contained in this prospectus as to the contents of any contract or other document filed as an exhibit are qualified in all respects by reference to the actual text of the exhibit.

You may read and copy the registration statement, including the exhibits and schedules to the registration statement, at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC and from which you can electronically access the registration statement, including the exhibits and schedules to the registration statement.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and website of the SEC referred to above.

Our common stock is listed on the NYSE under the symbol “EVER,” and all such reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. Finally, we maintain an Internet site where you can find additional information. The address of our Internet site is http://www.everbank.com. All internet addresses provided in this prospectus or in any accompanying prospectus supplement are for informational purposes only and are not intended to be hyperlinks. In addition, the information on our Internet website, or any other Internet site described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus or any accompanying prospectus supplement or other offering materials.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus from the date of filing those documents. Any reports filed by us with the SEC on or after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We have filed the documents listed below with the SEC under the Exchange Act, and these documents are incorporated herein by reference (other than information in such documents that is furnished and not deemed to be filed):

•	Our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 20, 2015;

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed with the SEC on April 30, 2015;

•	Our Current Reports on Form 8-K, filed with the SEC on March 18, 2015, April 29, 2015, May 26, 2015 and June 17, 2015;

•	Those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 27, 2015 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2014; and

•	The description of our common stock included in our Registration Statement on Form 8-A, filed with the SEC on May 1, 2012.

All documents we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates (other than information in such documents that is furnished and not deemed to be filed) shall also be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of those documents.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (other than the exhibits to such documents which are not specifically incorporated by reference therein). We will provide this information at no cost to the requester upon written or oral request to EverBank Financial Corp, Attn: Corporate Secretary, 501 Riverside Ave., Jacksonville, FL 32202; Tel.: (904) 281-6000.

You should rely only on the information incorporated by reference or set forth in this prospectus or any prospectus supplement. Neither we nor any underwriters, dealers or agents have authorized anyone else to provide you with additional or different information. We and the selling stockholders, if any, are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement, any other offering material or any document incorporated by reference is accurate as of any date other than the dates on the front of those documents.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements reflect our current views with respect to, among other things, future events and financial performance. We generally identify forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this prospectus. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including:

•	use of proceeds from any sale of securities by us;

•	deterioration of general business and economic conditions, including the real estate and financial markets, in the United States and in the geographic regions and communities we serve;

•	risks related to liquidity, including the adequacy of our cash flow from operations and borrowings to meet our short-term liquidity needs;

•	changes in interest rates that affect the pricing of our financial products, the demand for our financial services and the valuation of our financial assets and liabilities, mortgage servicing rights and mortgage loans held for sale;

•	risk of higher loan and lease charge-offs;

•	legislative or regulatory actions affecting or concerning mortgage loan modification, refinancing and foreclosure;

•	risk of individual claims or further fines, penalties, equitable remedies, or other enforcement actions relating to our mortgage related practices;

•	our ability to comply with any supervisory actions to which we are or become subject as a result of examination by our regulators;

•	our ability to comply with the amended consent order and the terms and conditions of our settlement of the Independent Foreclosure Review, including the associated costs;

•	concentration of our commercial real estate loan portfolio;

•	higher than normal delinquency and default rates affecting our mortgage banking business;

•	execution of current or future acquisition, reorganization or disposition transactions including, the risk that we may not realize the anticipated benefits of such transactions;

•	limited ability to rely on brokered deposits as a part of our funding strategy;

•	concentration of mass-affluent clients and jumbo mortgages;

•	the effectiveness of the hedging strategies we use to manage our mortgage pipeline;

•	the effectiveness of our derivatives to manage interest rate risk;

•	delinquencies on our equipment leases and reductions in the resale value of leased equipment;

•	increases in loan repurchase requests and our reserves for loan repurchases;

•	failure to prevent a breach to our Internet-based system and online commerce security;

•	soundness of other financial institutions;

•	changes in currency exchange rates or other political or economic changes in certain foreign countries;

•	the competitive industry and market areas in which we operate;

•	historical growth rate and performance may not be a reliable indicator of future results;

•	loss of key personnel;

•	fraudulent and negligent acts by loan applicants, mortgage brokers, other vendors and our employees;

•	costs of compliance or failure to comply with laws, rules, regulations and orders that govern our operations;

•	failure to establish and maintain effective internal controls and procedures;

•	impact of current and future legal and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the capital requirements promulgated by the Basel Committee on Banking Supervision;

•	effects of changes in existing U.S. government or government-sponsored mortgage programs;

•	changes in laws and regulations that may restrict our ability to originate or increase our risk of liability with respect to certain mortgage loans;

•	legislative action regarding foreclosures or bankruptcy laws;

•	changes to generally accepted accounting principles;

•	environmental liabilities with respect to properties that we take title to upon foreclosure; and

•	inability of EverBank, our banking subsidiary, to pay dividends.

EVERBANK FINANCIAL CORP

EverBank Financial Corp, through its wholly-owned subsidiary EverBank, provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank Financial Corp and its consolidated subsidiaries had $23.3 billion in assets and $16.1 billion in deposits as of March 31, 2015. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses nationwide. EverBank provides services to clients through the internet, over the phone, through the mail, at its Florida-based financial centers and at other business offices throughout the country.

Our principal executive offices are located at 501 Riverside Ave., Jacksonville, Florida 32202 and our telephone number at that address is (904) 281-6000. Our common stock is traded on the NYSE under the symbol “EVER.”

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, which descriptions are incorporated by reference herein, as well as the other information contained or incorporated by reference in this prospectus or in any prospectus supplement hereto before making a decision to invest in our securities. See “Where You Can Find More Information,” above for information about how to obtain a copy of these documents. Additional risks related to our securities may also be described in a prospectus supplement.

USE OF PROCEEDS

We intend to use the net proceeds from our sales of the securities for general corporate purposes, unless otherwise set forth in the applicable prospectus supplement.

We will not receive any proceeds from the resale of shares of common stock by selling stockholders under this prospectus or any prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO FIXED

CHARGES AND PREFERRED STOCK DIVIDENDS

Our consolidated ratio of earnings to fixed charges (from continuing operations) and earnings to fixed charges and preferred stock dividends for each of the periods shown are as follows:

	Three Months Ended March 31,	Year Ended December 31,
	2015	2014	2013	2012	2011	2010
Ratio of Earnings to Fixed Charges
Excluding interest on deposits	2.2	4.3	3.7	3.0	2.9	6.0
Including interest on deposits	1.5	2.4	2.2	1.8	1.6	2.7
Ratio of Earnings to Fixed Charges and Preferred Stock Dividends (1)
Excluding interest on deposits	1.8	3.5	3.1	2.9	2.9	6.0
Including interest on deposits	1.4	2.2	2.0	1.8	1.6	2.7

(1)	Includes dividends paid on public preferred stock for years ending December 31, 2014, 2013 and 2012. Excludes dividends on non-public preferred stock for years ending December 31, 2012, 2011 and 2010, which were converted to common stock in connection with our initial public offering.

DESCRIPTION OF CAPITAL STOCK

The following descriptions are summaries of the material terms of our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws and include all material information with respect to our capital stock. Reference is made to the more detailed provisions of the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, copies of which will be filed with the SEC as exhibits to the registration statement of which this prospectus is a part, and applicable law. See “Where You Can Find More Information.”

General

Our Amended and Restated Certificate of Incorporation authorizes us to issue up to 500,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 6,000 shares are currently classified and designated as 6.75% Series A Non-Cumulative Perpetual Preferred Stock, $0.01 par value (liquidation preference of $25,000 per share), or Series A Preferred Stock.

As of March 31, 2015, there were 124,133,375 shares of common stock outstanding and 6,000 shares of Series A Preferred Stock outstanding, 9,660,511 shares issuable upon exercise of outstanding stock options, and 786,465 shares issuable upon the vesting of restricted stock units.

Common Stock

Voting Rights

Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the holders of our common stock, voting together as a single class, including the election of directors. Our stockholders do not have cumulative voting rights in the election of directors. Directors standing for election at an annual meeting of stockholders will be elected by a plurality of the votes cast in the election of directors at the annual meeting, either in person or represented by proxy.

Dividends

Subject to the prior rights of holders of preferred stock, holders of our common stock are entitled to receive dividends, if any, when, and as if declared from time to time by our Board of Directors.

Liquidation

Subject to the prior rights of our creditors and the satisfaction of any liquidation preference granted to the holders of any then outstanding shares of preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders.

Listing

Our common stock is listed on the NYSE under the symbol “EVER.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Preferred Stock

Our Board of Directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our Board of Directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of the Company.

Series A Preferred Stock

As of March 31, 2015, 6,000 shares of our Series A Preferred Stock were outstanding.

Voting Rights

Except as provided below and otherwise provided by law, holders of our Series A Preferred Stock have no voting rights.

Whenever dividends on any shares of our Series A Preferred Stock or any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, and upon which similar voting rights have been conferred and are exercisable, have not been declared and paid for an amount equal to six or more dividend payments, whether or not for consecutive dividend periods, or a Nonpayment, holders of our Series A Preferred Stock (together with holders of any other class or series of our preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) will be entitled to vote as a single class for the election of a total of two additional members of our Board of Directors, or the Preferred Directors, provided that our Board of Directors will at no time include more than two Preferred Directors. In that event, the number of directors on our Board of Directors will automatically increase by two and, at the request of any holder of our Series A Preferred Stock, a special meeting of the holders of Series A

Preferred Stock and any other class or series of preferred stock that ranks on parity with Series A Preferred Stock as to payment of dividends and for which dividends have not been paid, will be called for the election of the two directors (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the our stockholders, in which event such election will be held at such next annual or special meeting of stockholders), followed by such election at each subsequent annual meeting.

If and when full dividends have been regularly paid for at least four consecutive dividend periods following a Nonpayment on our Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, the holders of the Series A Preferred Stock will be divested of the foregoing voting rights (subject to revesting in the event of each subsequent Nonpayment) and the term of office of each Preferred Director so elected will terminate and the number of directors on our Board of Directors will automatically decrease by two. Any Preferred Director may be removed at any time without cause by the holders of record of a majority of the outstanding shares of our Series A Preferred Stock (together with holders of any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) when they have the voting rights described above. So long as a Nonpayment will continue, any vacancy in the office of a Preferred Director (other than prior to the initial election of the Preferred Directors) may be filled by the written consent of the Preferred Director remaining in office, or if none remains in office, by a vote of the holders of the outstanding shares of Series A Preferred Stock (together with holders of any and all other classes of our authorized preferred stock having equivalent voting rights, whether or not the holders of such preferred stock would be entitled to vote for the election of directors if such default in dividends did not exist) to serve until the next annual meeting of our stockholders.

The vote or consent of our holders of shares of Series A Preferred Stock and any other class or series of preferred stock that ranks on parity with the Series A Preferred Stock as to payment of dividends on any matter on which the holders of shares of Series A Preferred Stock are entitled to vote will be determined by us by reference to the specified liquidation amounts of the shares voted or covered by the consent.

Under regulations adopted by the Federal Reserve, if the holders of our Series A Preferred Stock are or become entitled to vote for the election of directors, such stock will be deemed a class of voting securities and a company holding 25% or more of the Series A Preferred Stock, or 10% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a savings and loan holding company in accordance with the Home Owners’ Loan Act of 1933, as amended. In addition, at the time the Series A Preferred Stock is deemed a class of voting securities,

•	any other savings and loan holding company may be required to obtain the approval of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain more than 5% of that series; and

•	any other persons other than a savings and loan holding company may be required to obtain the non-objection of the Federal Reserve (or any successor bank regulatory authority that may become our applicable federal banking agency) to acquire or retain 10% or more of that series.

So long as any shares of our Series A Preferred Stock remain outstanding:

•	the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Series A Preferred Stock and all other parity stock, at the time outstanding, voting as a single class without regard to series, shall be required to issue, authorize or increase the authorized amount of, or to issue or authorize any obligation or security convertible into or evidencing the right to purchase, any class or series of stock ranking senior to the Series A Preferred Stock and all other parity stock with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of the Company; and

•

the affirmative vote or consent of the holders of at least 66 2/3% of all of the shares of the Series A Preferred Stock at the time outstanding, voting separately as a class, shall be required to amend the provisions of the Company’s Amended and Restated Certificate of Incorporation or the Certificate of Designations of the Series A Preferred Stock or any other series of preferred stock so as to materially and adversely affect the powers, preferences, privileges or rights of the Series A Preferred Stock, taken as a whole.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds shall have been set aside by us for the benefit of the holders of the Series A Preferred Stock to effect such redemption.

Delaware law provides that the holders of preferred stock will have the right to vote separately as a class on any amendment to the rights of that preferred stock that adversely affects the powers, preferences or rights of the preferred stock. This right is in addition to any voting rights that may be provided for in the certificate of designation.

Dividends

Dividends on shares of the Series A Preferred Stock are not mandatory. Holders of the Series A Preferred Stock are entitled to receive, if, when and as declared by our Board of Directors or any duly authorized committee of the Board of Directors out of legally available assets, non-cumulative cash dividends on the liquidation preference, which is $25,000 per share of Series A Preferred Stock. These dividends are payable quarterly in arrears on the 5th day of each January, April, July and October of each year. Dividends on each share of Series A Preferred Stock accrue on the liquidation preference amount of $25,000 per share (equivalent to $25 per depositary share) at a rate per annum equal to 6.75%. Notwithstanding the foregoing, dividends on our Series A Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with laws and regulations applicable thereto, including applicable capital adequacy guidelines.

Dividends are payable to holders of record of Series A Preferred Stock as they appear on our books on the applicable record date, which is the 15th calendar day before the applicable dividend payment date, or such other record date, not exceeding 30 days before the applicable dividend payment date, as fixed by our Board of Directors.

A dividend period for the Series A Preferred Stock is the period from and including a dividend payment date to but excluding the next dividend payment date. Dividends are calculated on the basis of a 360-day year consisting of twelve 30-day months. If any date on which dividends would otherwise be payable is not a business day, then the dividend payment date is the next succeeding business day and no additional dividends will accrue in respect of any payment made on the next succeeding business day.

Dividends on shares of Series A Preferred Stock are not cumulative. Accordingly, if our Board of Directors or a duly authorized committee of the Board of Directors does not declare a dividend payable in respect of any dividend period before the related dividend payment date, such dividend will not be deemed to have accrued and we will have no obligation to pay a dividend for that dividend period on the dividend payment date or at any future time, whether or not dividends on the Series A Preferred Stock, parity stock, junior stock or other preferred stock are declared for any future dividend period.

So long as any share of Series A Preferred Stock remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than a dividend payable solely in junior stock), (2) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than as a result of a reclassification of junior stock for or into other junior stock, or the exchange or conversion of one share of junior stock for or into another share of junior stock, and other than through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock) nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us and (3) no shares of parity stock will be repurchased, redeemed or otherwise acquired for consideration by us other than pursuant to pro rata offers to purchase all, or a pro rata portion, of the Series A Preferred Stock and such parity stock except by conversion into or exchange for junior stock, during any dividend period, unless, in the case of each of clauses (1), (2) and (3) above, the full dividends for the then-current dividend period on all outstanding shares of Series A Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.

When dividends are not paid in full upon the shares of Series A Preferred Stock and any parity stock, all dividends declared upon shares of Series A Preferred Stock and any parity stock will be declared on a proportional basis so that the amount of dividends declared per share will bear to each other the same ratio that accrued dividends for the then-current dividend period per share on Series A Preferred Stock, and accrued dividends, including any accumulations, on any parity stock, bear to each other.

No interest will be payable in respect of any dividend payment on shares of Series A Preferred Stock that may be in arrears.

As used in this prospectus, “junior stock” means our common stock and any other class or series of stock of the Company hereafter authorized over which Series A Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company.

As used in this prospectus, “parity stock” means any other class or series of stock of the Company that ranks equally with the Series A Preferred Stock in the payment of dividends and in the distribution of assets on any liquidation, dissolution or winding up of the Company.

Subject to the foregoing, and not otherwise, dividends (payable in cash, stock or otherwise), as may be determined by our Board of Directors or a duly authorized committee of the Board of Directors, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Series A Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Series A Preferred Stock shall not be entitled to participate in any such dividend.

Redemption

The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provision. The Series A Preferred Stock is not redeemable prior to January 5, 2018. On that date, and on any dividend payment date thereafter, the Series A Preferred Stock is redeemable at our option, in whole or in part, at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Holders of our Series A Preferred Stock have no right to require the redemption or repurchase of the Series A Preferred Stock.

Notwithstanding the foregoing, within 90 days of a “regulatory capital treatment event,” we may, at our option, subject to the approval of the appropriate federal banking agency, provide notice of our intent to redeem in accordance with the procedures described below, and subsequently redeem, all (but not less than all) of the shares of our Series A Preferred Stock at a redemption price equal to $25,000 per share (equivalent to $25 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends.

A “regulatory capital treatment event” means our determination, in good faith, that, as a result of any:

•	amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the initial issuance of any share of Series A Preferred Stock;

•	proposed change in those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series A Preferred Stock; or

•	official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced or becomes effective after the initial issuance of any share of Series A Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation value of all shares of Series A Preferred Stock then outstanding as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines or regulations of the appropriate federal banking agency, as then in effect and applicable, for as long as any share of Series A Preferred Stock is outstanding.

If shares of the Series A Preferred Stock are to be redeemed, the notice of redemption will be given to the holders of record of the Series A Preferred Stock to be redeemed, either by first class mail, postage prepaid, addressed to the holders of record of such shares to be redeemed at their respective last addresses appearing on our stock register or by such other method approved by the depositary, in its reasonable discretion, not less than 30 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the depositary shares representing the Series A Preferred Stock are held in book-entry form through The Depository Trust Company, or DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth: (1) the redemption date; (2) the number of shares of the Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places where the certificates evidencing shares of Series A Preferred Stock are to be surrendered for payment of the redemption price; and (5) that dividends on the shares to be redeemed will cease to accrue on the redemption date subject to necessary funds being set aside. If notice of redemption of any shares of Series A Preferred Stock has been duly given and if the funds necessary for such redemption have been set aside by us for the benefit of the holders of any shares of Series A Preferred Stock so called for redemption, then, on and after the redemption date, dividends will cease to accrue on such shares of Series A Preferred Stock, such shares of Series A Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

In case of any redemption of only part of the shares of the Series A Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata or by lot or in such other manner as we may determine to be fair and equitable.

As a savings and loan holding company, we are not currently subject to specific statutory capital requirements. However, we are required to serve as a source of strength for EverBank and must have the ability to provide financial assistance if EverBank experiences financial distress.

Listing

Our Series A Preferred Stock is listed on the NYSE under the symbol “EVER-PrA”.

Registration Rights

We have entered into separate registration rights agreements with each of (1) Arena Capital Investment Fund, L.P., or Arena, Lovett Miller Venture Fund II, Limited Partnership and Lovett Miller Venture Fund III, Limited Partnership, or together Lovett Miller; (2) Sageview Partners L.P., or Sageview; and (3) Tygris Commercial Finance Group, Inc., or Tygris, and the former stockholders of Tygris. Under the terms of these agreements, certain holders of our common stock or their transferees are entitled to certain rights with respect to the registration of such shares, which we refer to as the Registrable Securities, under the Securities Act.

Arena/Lovett Miller

We entered into an Amended and Restated Registration Rights Agreement with Arena and Lovett Miller on November 22, 2002, which we further amended on July 21, 2008 (the “Arena/Lovett Miller Registration Rights

Agreement”). Under that agreement, Arena and Lovett Miller, as holders of Registrable Securities, have the right to demand, on an aggregate of three occasions, that we use our commercially reasonable efforts to register their Registrable Securities and maintain the effectiveness of the corresponding registration statement for at least 270 days. Once in any given 12-month period, we may postpone the filing of such a registration statement for up to 120 days if our Board of Directors believes, in good faith, that the registration would require the disclosure of non-public information and that such disclosure would adversely affect any material business opportunity, transaction or negotiation then contemplated. In addition, we may postpone the filing of such registration statement for up to 180 days if our Board of Directors believes, in good faith, that the registration is not then in our best interests. Arena and Lovett Miller have the right to select a lead underwriter for the demand offering, subject to our approval, which may not be unreasonably withheld.

If we register any of our common stock either for our own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights under the Arena/Lovett Miller Registration Rights Agreement allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights under the Arena/Lovett Miller Registration Rights Agreement in connection with registrations, filings or qualifications, must be paid by us.

Sageview

We entered into a Registration Rights Agreement with Sageview on July 21, 2008 (the “Sageview Registration Rights Agreement”). Under that agreement, Sageview has the right to demand, on an aggregate of three occasions (or such number of occasions as is necessary for Sageview to sell at least 75% of the Registrable Securities it acquired at the time the Sageview Registration Rights Agreement was entered into), that we use our reasonable best efforts to register its Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, we may postpone the filing of such a registration statement for up to 120 days if our Board of Directors believes, in good faith, that the registration would either (1) materially adversely affect or materially interfere with a material financing or other material transaction, or (2) require disclosure of non-public information which would materially adversely affect us. Sageview has the right to select underwriters for demand offerings, subject to our approval, which may not be unreasonably withheld.

If we register any of our common or preferred stock either for our own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights under the Sageview Registration Rights Agreement allowing the holders to include their common or preferred stock, as applicable, in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights under the Sageview Registration Rights Agreement in connection with registrations, filings or qualifications, must be paid by us.

Former Tygris Stockholders

We entered into a Registration Rights Agreement with Tygris on October 20, 2009 in connection with the Tygris acquisition (the “Tygris Registration Rights Agreement”). Under that agreement, former Tygris stockholders who are holders of Registrable Securities have the right to demand, on an aggregate of three occasions (or such number of occasions as is necessary for former Tygris shareholders to sell at least 75% of the Registrable Securities they acquired after the latest closing of the Tygris acquisition), that we use our reasonable best efforts to register their Registrable Securities for public sale and maintain the effectiveness of the corresponding registration statement for at least 180 days. Once in any given 12-month period, the Company may postpone the filing of such a registration statement for up to 120 days if our Board of Directors believes, in good faith, that the registration would either (1) materially adversely affect or materially interfere with a material financing or other material transaction or (2) require disclosure of non-public information which would materially adversely affect the Company. The holders of a majority of the former Tygris stockholders’ Registrable Securities covered by a demand registration have the right to select the underwriters for such offerings, subject to our approval, which may not be unreasonably withheld.

If we register any of our common stock either for our own account or for the account of other security holders, the holders of Registrable Securities are entitled to notice of such registration and are entitled to certain “piggyback” registration rights under the Tygris Registration Rights Agreement allowing the holders to include their common stock in such registration, subject to certain marketing and other limitations. In addition, all reasonable fees and expenses of such registrations, other than underwriting discounts and commissions incurred by the holders of the Registrable Securities exercising their registration rights under the Tygris Registration Rights Agreement in connection with registrations, filings or qualifications, must be paid by us.

In addition to the Tygris Registration Rights Agreement, we entered into a separate Registration Rights Agreement on August 27, 2012 with the former Tygris stockholders participating in the escrowed cash conversion transaction pursuant to which $48.7 million of escrowed cash was converted into 4,032,662 shares of our common stock. The terms of this 2012 Registration Rights Agreement are substantially identical to the terms of the Registration Rights Agreement entered into in connection with the Tygris acquisition.

Certain Provisions of Delaware Law and Certain Charter and By-law Provisions

The following sets forth certain provisions of the Delaware General Corporation Law, or the DGCL, and our Amended and Restated Certificate of Incorporation and Amended and Restated By-laws.

Stockholder Meetings

Our Amended and Restated Certificate of Incorporation provides that, unless otherwise required by law, special meetings of the stockholders for any purpose or purposes (i) may be called by either (1) the Chairman of our Board of Directors, (2) the Chief Executive Officer or (3) the President, if there be one, or (ii) shall be called by the Secretary or Assistant Secretary at the request in writing of (1) our Board of Directors, (2) a committee of our Board of Directors that has been duly designated by our Board of Directors and whose powers and authority expressly include the power to call such meetings or (3) the holders of at least 25% of the voting power of our then outstanding capital stock entitled to vote generally in the election of directors of the Company. Other than as set forth in clause (ii)(3) of the preceding sentence, the stockholders do not have the authority to call a special meeting of stockholders.

Action by Stockholders Without a Meeting

The DGCL permits stockholder action by written consent unless otherwise provided by a corporation’s certificate of incorporation. Our Amended and Restated Certificate of Incorporation provides that stockholders do not have the authority to take any action by written consent.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our Amended and Restated Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Director Removal

Our Amended and Restated Certificate of Incorporation provides that, subject to the rights, if any, of the holders of shares of preferred stock outstanding, any or all of our directors may be removed from office, with or without cause, by a majority stockholder vote.

Exclusive Jurisdiction

Our Amended and Restated Certificate of Incorporation provides that the Delaware Court of Chancery shall be the exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of fiduciary duty, and any action asserting a claim pursuant to the DGCL, our Amended and Restated Certificate of Incorporation, our Amended and Restated By-laws or under the internal affairs doctrine.

Restrictions on Ownership of Our Capital Stock

Our Amended and Restated Certificate of Incorporation includes a provision that generally prohibits stockholders from beneficially or constructively (A) owning more than 9.9% of the aggregate number of shares of any class of voting securities of the Company (in order to avoid violating the provisions of the loss sharing agreements we entered into with the FDIC in connection with our acquisition of Bank of Florida but which have since been terminated) or (B) acquiring control of us or any of our depository institution subsidiaries for purposes of the Change in Bank Control Act, 12 U.S.C. §1817(j), or the Savings and Loan Holding Company Act, 12 U.S.C. §1467a, or any applicable regulation promulgated under either such act or any successor statute or successor regulation. Our Amended and Restated Certificate of Incorporation provides that any ownership or transfer of our capital stock in violation of the foregoing restrictions will result in the shares owned or transferred in such violation being transferred to an agent designated by our Board of Directors, who shall thereupon sell to a buyer or buyers, in one or more arm’s-length transactions, each share of capital stock in excess of the ownership limit. Our Board of Directors has sole discretion to grant exemptions from the ownership limit subject to terms and conditions as it deems appropriate to conclude that such exemptions will not adversely affect us or our regulatory status or standing. The ownership limit does not apply to a duly authorized employee benefit plan of the Company.

Annual Election of Directors

Our Amended and Restated Certificate of Incorporation provides for the annual election of members of our Board of Directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our Amended and Restated By-laws set forth advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors, other than nominations made by or at the direction of our Board of Directors or its committees.

Section 203

In addition, we are subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

•	before such date, our Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

•	upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (1) by persons who are directors and also officers and (2) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or after such date, the business combination is approved by our Board of Directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge, or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges, or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

A Delaware corporation may “opt out” of Section 203 with an expressed provision in its original certificate of incorporation or an expressed provision in its certificate of incorporation or by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. We did not elect to “opt out” of Section 203.

Limitations on Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Our Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL (regarding, among other things, the payment of unlawful dividends), or (4) for any transaction from which the director derived an improper personal benefit.

In addition, our Amended and Restated Certificate of Incorporation also provides that we must indemnify our directors and officers to the fullest extent authorized by law, and we have accordingly entered into indemnification agreements with our directors and officers. We also are expressly required to advance certain expenses to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification agreements and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

Section 145(a) of the DGCL empowers a corporation to indemnify any director, officer, employee, or agent, or former director, officer, employee, or agent, who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the corporation), by reason of his or her service as a director, officer, employee, or agent of the corporation, or his or her service, at the corporation’s request, as a director, officer, employee, or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding, provided that such director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another enterprise, against expenses (including attorney fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit; provided that such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Notwithstanding the preceding sentence, except as otherwise provided in our Amended and Restated By-laws, we are required to indemnify any such person in connection with a proceeding (or part thereof) commenced by such person only if the commencement of such proceeding (or part thereof) by any such person was authorized by our Board of Directors.

DESCRIPTION OF DEPOSITARY SHARES

General

We may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock. We will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among the company, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after we issue and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions.

If a distribution on the preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with our approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless we have previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the date fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If we intend to redeem less than all of the underlying preferred stock, we and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by us.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	we and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•	all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of our liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of the Company. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of our preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, we will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. We will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, we will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

The Company and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, we and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

We may terminate a deposit agreement upon not less than 30 days prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	we have redeemed all underlying preferred stock subject to the agreement;

•	a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of the Company not represented by depositary shares.

Expenses of a Preferred Stock Depositary

We will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, we will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. We may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. We will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the U.S. and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from us with respect to the underlying preferred stock.

Neither the depositary nor the Company will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of the Company and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence and, in regard to voting of preferred stock, gross negligence or willful misconduct. Neither the Company nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

The Company and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

This section describes the general terms and provisions of the warrants that we may offer by this prospectus. The applicable prospectus supplement will describe the specific terms of the warrants then offered, and the terms and provisions described in this section will apply only to the extent not superseded by the terms of the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock, depository shares, debt securities, other securities or any combination of these securities. Securities warrants may be issued independently or together with any other securities offered by this prospectus and any accompanying prospectus supplement and may be attached to or separate from such other securities. Each issuance of the warrants will be issued under a separate securities warrant agreement to be entered into by us and a bank or trust company, as securities warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. Each issue of warrants will be evidenced by warrant certificates. The securities warrant agent will act solely as an agent of ours in connection with the securities warrant certificates and will not assume any obligation or relationship of agency or trust for or with any holder of securities warrant certificates or beneficial owners of warrants.

If we offer warrants pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such warrants, including the following, where applicable:

•	the offering price at which we will issue the warrants;

•	the total number of warrants;

•	any applicable anti-dilution provisions to adjust the number of shares to be delivered upon exercise of warrants to purchase common stock;

•	the designation and terms of the securities with which the warrants are being offered, if any, the number of the warrants being offered with each security, and the number of shares purchasable upon exercise of the warrants;

•	the price at which investors may purchase the underlying securities purchasable upon exercise of the warrants, as well as related adjustment provisions affecting that exercise price;

•	the date on and after which the warrants and any related securities will be transferable separately;

•	the dates on which the right to exercise the warrants shall commence and expire;

•	federal income tax considerations; and

•	any other material terms of the warrants.

Prior to the exercise of their warrants, holders of warrants exercisable for debt securities will not have any of the rights of holders of the debt securities purchasable upon the exercise and will not be entitled to payments of principal (or premium, if any) or interest, if any, on the debt securities purchasable upon the exercise. Prior to the exercise of their warrants, holders of warrants exercisable for shares of preferred stock, common stock or for depositary shares will not have any rights of holders of the preferred stock, common stock or depositary shares purchasable upon the exercise and will not be entitled to dividend payments, if any, or voting rights of the preferred stock, common stock or depositary shares purchasable upon the exercise.

DESCRIPTION OF SENIOR AND SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer. The debt securities may be either senior debt securities or subordinated debt securities.

The debt securities will be issued under an indenture that we will enter into with a trustee that is qualified to serve in such capacity under the Trust Indenture Act of 1939, as amended (the “TIA”). The forms of indenture applicable to senior debt securities and subordinated debt securities are filed as an exhibit to the registration statement of which this prospectus is a part.

Each indenture does not limit the aggregate principal amount of debt securities that may be issued thereunder. The debt securities may be issued from time to time in one or more series. The debt securities may also be convertible into our common stock.

The prospectus supplement will describe the specific terms of the debt securities offered through that prospectus supplement and any general terms outlined in this section that will not apply to those debt securities.

We have summarized the material terms and provisions of each of the indentures in this section. We encourage you to read the indentures for additional information before you buy any debt securities issued by us.

Debt Securities in General

The debt securities will be direct unsecured obligations of the Company. Each of the indentures does not limit the amount of debt securities that we may issue from time to time in one or more series. Each of the indentures provides that debt securities may be issued up to the principal amount authorized by us from time to time. Unless otherwise specified in the prospectus supplement for a particular series of debt securities, we may reopen a previous issue of a series of debt securities and issue additional debt securities of that series.

We will specify in the prospectus supplement relating to a particular series of debt securities being offered the terms relating to the offering. The terms may include:

•	the title and type of the debt securities;

•	the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the debt securities will be payable or the method by which such date or dates shall be determined or extended;

•	the interest rate on the debt securities or the method by which the interest rate may be determined;

•	the place or places where such principal and any premium and interest on the debt securities will be payable;

•	the date from which interest will accrue and the record and interest payment dates for the debt securities;

•	any circumstances under which we may defer payments;

•	any optional redemption provisions that would permit us or the holders of debt securities to redeem the debt securities before their final maturity;

•	any sinking fund provisions that would obligate us to redeem the debt securities before their final maturity;

•	the denominations in which the debt securities shall be issued, if issued in denominations other than $1,000 and any integral multiple thereof;

•	the portion of the principal amount of the debt securities that will be payable upon an acceleration of the maturity of the debt securities;

•	any Events of Default or Default which will apply to the debt securities that differ from those contained in the indentures;

•	provisions for subordination of the debt securities if different than those contained in the indenture governing subordinated indebtedness;

•	the currency, currencies or currency units in which the debt securities will be denominated, payable, redeemable or repurchaseable;

•	whether the debt securities are convertible and the terms and conditions applicable to conversion, including the conversion price or rate at which shares of the Company common stock will be delivered, the circumstances in which such price or rate will be adjusted, the conversion period, and other conversion terms and provisions;

•	whether the debt securities of such series will be defeasible; and

•	any other terms of such debt securities.

Each indenture provides that we will issue debt securities in fully registered form. The principal of, and premium, if any, and interest on fully registered securities will be payable at the place of payment designated for such securities and stated in the prospectus supplement. We also have the right to make interest payments by check mailed to the holder at the holder’s registered address. The principal of, and premium, if any, and interest on any debt securities in other forms will be payable in the manner and at the place or places as may be designated by us and specified in the prospectus supplement.

You may exchange or transfer debt securities at the corporate trust office of the trustee for such series of debt securities or at any other office or agency maintained by us for those purposes. We will not require payment of a service charge for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any applicable tax or other governmental charge.

We may issue debt securities with “original issue discount.” Debt securities issued with original issue discount will be sold below their stated principal amount. The applicable prospectus supplement will describe any special federal income tax consequences and other special considerations applicable to any securities issued with original issue discount.

We are a savings and loan holding company that conducts substantially all of our operations through subsidiaries. As a result, claims of the holders of our debt securities to participate in the assets of any of our subsidiaries upon their liquidation or recapitalization will generally have a junior position to claims of creditors of our subsidiaries (including, in the case of EverBank, its depositors), except to the extent that we may be a creditor with recognized claims against the subsidiary. In addition, as a savings and loan holding company, we are dependent on dividends from our subsidiaries to fund payments related to our debt securities. There are certain regulatory and other limitations on the payment of dividends and on loans and other transfers of funds to us by EverBank.

Ranking of Debt Securities

Senior Debt Securities

The senior debt securities will rank equally with all of our unsecured senior indebtedness and junior to the claims of creditors of our subsidiaries (including in the case of EverBank, its depositors). There is no limitation on our creating, incurring or issuing additional senior indebtedness.

Subordinated Debt Securities

The subordinated debt securities will rank equally with all of our other unsecured subordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to all of our other senior indebtedness and junior to the claims of creditors of our subsidiaries (including in the case of EverBank, its depositors).

“Senior indebtedness” means the principal of, and premium, if any, and interest on (i) all “indebtedness for money borrowed” of the Company whether outstanding on the date of execution of the indenture relating to subordinated debt securities or thereafter created, assumed or incurred, except for trade creditor indebtedness and indebtedness that expressly states that it is subordinate in right of payment to indebtedness for borrowed money of the Company and (ii) any deferrals, renewals or extensions of any such indebtedness. The following indebtedness of the Company is not considered to be senior indebtedness:

•	any indebtedness that expressly states that it is junior to, or ranks equally in right of payment with, the subordinated debt securities; or

•	any indebtedness that is identified as junior to, or equal in right of payment with, the subordinated debt securities.

The term “indebtedness for money borrowed” means:

•	any obligation of, or any obligation guaranteed by, the Company for the repayment of money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments;

•	any off-balance sheet guarantee obligation;

•	any obligation under a direct credit substitute;

•	any capitalized lease obligation, including any letter of credit, bankers’ acceptance, security purchase facility or similar agreement; and

•	any deferred obligation for payment of the purchase price of any property or assets.

Unless otherwise provided for in the terms of the debt securities of any series, the subordinated debt securities will also be subordinated in right of payment to all “other company obligations” and will be subject to an obligation of the Company to pay any “excess proceeds” (as defined in the indenture) to creditors in respect of any unpaid “other company obligations” before the Company makes any payment on the subordinated debt securities.

“Other company obligations” means obligations of the Company associated with derivative products such as interest rate and currency exchange contracts, foreign exchange contracts, commodity contracts, or any similar arrangements, unless the instrument by which the Company incurred, assumed or guaranteed the obligation expressly provides that it is subordinate or junior in right of payment to any other indebtedness or obligations of the Company.

Unless otherwise provided for in the terms of the debt securities of any series, upon the liquidation, dissolution, winding up, or reorganization of the Company, we must pay to the holders of all senior indebtedness of the Company the full amounts of principal of, and premium and interest on, that senior indebtedness before any payment is made on the subordinated debt securities. If, after we have made those payments on the senior indebtedness:

•	(i) there are amounts available for payment on the subordinated debt securities (as defined in the indenture, “excess proceeds”), and (ii) at such time, any creditors in respect of “other company obligations” have not received their full payments, then

•	the Company shall first use such excess proceeds to pay in full all such “other company obligations” before the Company makes any payment in respect of the subordinated debt securities.

Because of the subordination provisions and the obligation to pay excess proceeds described above and as described more fully in the applicable prospectus supplement, in the event of insolvency of the Company, holders of the subordinated debt securities may recover less ratably than holders of senior indebtedness the Company, creditors with respect to “other company obligations” and other creditors of the Company.

In some circumstances relating to the Company’s liquidation, receivership, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities. In addition, we may make no payment on the subordinated debt securities prior to payment in full of all senior indebtedness in the event that (1) any security of any series is declared due and payable prior to its expressed maturity because of an event of default under the indenture or (2) there is a default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness if either (a) written notice of such default is given to us and to the trustee, provided that judicial proceedings are commenced in respect of such default with 180 days in the case of a default in payment of principal or interest and within 90 days in the case of any other default after the giving of such notice and provided further that only one such notice shall be given in any twelve-month period or (b) judicial proceedings are pending in respect of such default. By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness.

Certain Covenants

The indentures contain certain covenants that impose various restrictions on the Company and, as a result, afford the holders of its debt securities certain protections. You should review the full text of the covenants to evaluate the covenants.

Consolidation or Merger

The covenant described below protects the holders of debt securities upon certain transactions involving the Company by requiring any successor to assume the predecessor’s obligations under the indentures. In addition, the covenant prohibits such transactions if they would result in an Event of Default, a Default or an event which could become an Event of Default or a Default under the indentures. We may consolidate with, merge into, convey, transfer or lease substantially all of our properties and assets to any other corporation organized under the laws of any domestic jurisdiction, if:

•	the resulting, surviving or transferee entity formed by such consolidation or into which the Company is merged or which acquires or leases the Company’s assets is a corporation, partnership, trust or limited liability company organized and existing under the laws of the United States, any state thereof or the District of Columbia;

•	the successor corporation expressly assumes all obligations of the Company under the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no Event of Default or Default exists or an event which, after notice or lapse of time or both, would become an Event of Default or Default; and

•	certain other conditions are met.

The indentures do not limit our ability to enter into a highly leveraged transaction or provide you with any special protection in the event of such a transaction.

Modification and Waiver

The Company and the trustee may modify each indenture with the consent of the holders of the majority in principal amount of outstanding debt securities of each series affected by the modification, provided, however, that each affected holder must consent to any modification or amendment that:

•	changes the stated maturity of any payment of principal or interest;

•	reduces the principal amount of, or the premium, if any, or the interest on such debt security;

•	reduces the portion of the principal amount of an original issue discount debt security payable upon acceleration of the maturity of that debt security;

•	changes the place or places where, or the currency in which, any debt security or any premium or interest is payable;

•	impairs the right of the holder to institute suit for the enforcement of any payment on or with respect to any debt security; or

•	reduces the percentage in principal amount of debt securities necessary to modify the indenture or the percentage in principal amount of outstanding debt securities necessary to waive compliance with certain conditions and covenants and defaults under the indenture.

The Company and the trustee may modify and amend each indenture without the consent of any holder of debt securities for any of the following purposes:

•	to evidence the succession of another corporation to the Company and the assumption by any such successor of the Company’s covenants and obligations;

•	to add to the covenants of the Company for the benefit of the holders of the debt securities or waive any rights of the Company in a manner not adverse to such holders;

•	to add to or change any of the provisions as necessary to permit the issuance of securities in uncertificated or global form;

•	to establish the form or terms of the debt securities;

•	to cure any ambiguity, defect or inconsistency in the indenture, if such action does not adversely affect the holders of the debt securities in any material respect;

•	to evidence and provide for the acceptance of appointment by a successor trustee and to facilitate the administration of the trusts under the indenture;

•	to establish conversion or exchange rights of holders;

•	to change or eliminate provisions of the indenture that apply only to a new series of debt securities;

•	to add Events of Default or Defaults;

•	to delete or modify Events of Default or Defaults in connection with establishing a series of debt securities; or

•	to add, change or eliminate any provision as shall be necessary or desirable in accordance with any amendment to the TIA.

In addition, the holders of a majority in principal amount of outstanding debt securities of any series may, on behalf of all holders of that series, waive compliance with certain covenants.

Events of Default, Defaults and Waivers of Default

Senior Debt Securities

The indenture governing senior indebtedness defines an “Event of Default” with respect to any series of senior debt securities as being any one of the following events unless such event is specifically deleted or modified in connection with the establishment of senior debt securities of a particular series:

•	failure to pay interest on such series for 30 days after the payment is due;

•	failure to pay the principal of or premium, if any, on such series when due;

•	failure to deposit any sinking fund payment with respect to such series for 30 days after the payment is due;

•	failure to perform or breach of any other covenant or warranty in the indenture that applies to such series for 90 days after the Company has received written notice of the failure to perform in the manner specified in the indenture;

•	the occurrence of certain events relating to bankruptcy, insolvency or reorganization of the Company, EverBank or substantially all of the Company’s property and the continuance of certain such events for 60 consecutive days; or

•	any other Event of Default provided with respect to such senior debt securities.

If an Event of Default occurs and is continuing with respect to any series of senior debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. No such declaration is required upon certain events relating to bankruptcy, insolvency or reorganization of either the Company or EverBank. Subject to certain conditions, the holders of a majority in principal amount of the outstanding senior debt securities of such series may rescind and annul such declaration and its consequences. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding senior debt securities of the applicable series may waive any past default, except a payment default, or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. Upon this waiver the default will cease to exist and any Event of Default arising there from will be deemed cured.

Other than its duties in the case of an Event of Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of senior debt securities unless such holders offer the trustee security or indemnity satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to senior debt securities of such series.

The indenture governing senior indebtedness provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of (including any sinking fund payment) or premium, if any, on any senior debt security of any series, the Company will, upon demand of the trustee, pay to it, for the benefit of the holder of any such senior debt security, the whole amount then due and payable on such debt security for principal, premium, if any, and interest. The indenture governing senior indebtedness further provides that if the Company fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

The indenture governing senior indebtedness requires us to furnish annually to the trustee certificates as to the absence of any default under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the case of an Event of Default in the payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any senior debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default with respect to debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made a written request, and offered indemnity satisfactory to the trustee, to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding senior debt securities of that series during such 60-day period.

The holder of any senior debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such senior debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert.

Subordinated Debt Securities

The indenture governing subordinated debt securities defines an Event of Default with respect to any series of subordinated debt securities as certain events involving the bankruptcy or reorganization of the Company or EverBank, or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued or in the form of securities for such series. The indenture governing subordinated debt securities defines a “Default” with respect to any series of subordinated debt securities as:

•	failure to pay interest on such series for 30 days after the payment is due;

•	failure to pay the principal of (including any sinking fund payment) or premium, if any, on such series when due;

•	failure to perform or breach of any other covenant or warranty in the indenture that applies to such series for 90 days after the Company has received written notice of the failure to perform in the manner specified in the indenture; or

•	any other Default provided with respect to such subordinated debt securities.

If an Event of Default occurs and is continuing with respect to any series of subordinated debt securities, either the trustee or the holders of at least 25% in aggregate principal amount of outstanding subordinated debt securities of that series may declare the principal of such series (or if debt securities of that series are original issue discount securities, a specified amount of the principal) to be due and payable immediately. Subject to certain conditions, the holders of a majority in principal amount of the outstanding subordinated debt securities of such series may rescind and annul such declaration and its consequences. Prior to any declaration of acceleration, the holders of a majority in principal amount of the outstanding debt securities of the applicable series may waive any past default, except a payment default, or a past default in respect of a covenant or provision of the indenture which cannot be modified without the consent of the holder of each outstanding debt security affected. Upon this waiver, the default will cease to exist and any Event of Default or Default arising there from will be deemed cured.

Other than its duties in the case of an Event of Default or Default, the trustee is not obligated to exercise any of the rights or powers in the indenture at the request or direction of holders of subordinated debt securities unless such holders offer the trustee security or indemnity satisfactory to the trustee. If such indemnification is provided, then, subject to the other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding subordinated debt securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to subordinated debt securities of such series.

The indenture governing subordinated debt securities provides that if default is made on payment of interest and continues for a 30 day period or if default is made on payment of principal of (including any sinking fund payment) or premium, if any, on any debt security of any series, the Company will, upon demand of the trustee, pay to it, for the benefit of the holder of any such debt security, the whole amount then due and payable on such debt security for principal, premium, if any, and interest. The indenture further provides that if the Company fails to pay such amount immediately upon such demand, the trustee may, among other things, institute a judicial proceeding for its collection.

The indenture governing subordinated debt securities requires us to furnish annually to the trustee certificates as to the absence of any default under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the case of a Default or Event of Default in the payment of principal, premium, if any, interest or sinking fund installment) if the trustee determines in good faith that the withholding of the notice is in the interest of those holders.

The holder of any subordinated debt security of any series may institute any proceeding with respect to the indenture or for any remedy thereunder if:

•	a holder previously has given the trustee written notice of a continuing Event of Default or Default with respect to debt securities of that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding subordinated debt securities of that series have made a written request, and offered indemnity satisfactory to the trustee to institute such proceeding;

•	the trustee has not started such proceeding within 60 days after receiving the request;

•	the trustee has not received directions inconsistent with such request from the holders of a majority in principal amount of the outstanding subordinated debt securities of that series during such 60-day period.

The holder of any subordinated debt security will have, however, an absolute right to receive payment of the principal of, and premium, if any, and interest on such debt security when due, to convert or exchange such debt security, if applicable, and to institute suit to enforce any such payment and right to convert.

With respect to the subordinated debt securities, there is only a right of acceleration in the case of an Event of Default. There is no right of acceleration in the case of a Default. Accordingly, payment of principal of any series of subordinated debt may be accelerated only in the case of the bankruptcy or reorganization of the Company or EverBank or any other Event of Default specified in the supplemental indenture under which such subordinated debt securities are issued.

Convertibility

The debt securities may be designated as convertible at the option of the holder into our common stock in accordance with the term of such series. You should refer to the applicable prospectus supplement for a description of the specific conversion provisions and terms of any series of convertible debt securities that we may offer by that prospectus supplement. These terms and provisions may include:

•	the title and specific designation of the convertible debt securities;

•	the terms and conditions upon which conversion of the convertible debt securities may be effected, including the conversion price or rate, the conversion period and other conversion provisions;

•	any circumstances in which the conversion price or rate will be adjusted;

•	the terms and conditions on which we may, or may be required to, redeem the convertible debt securities;

•	the place or places where we must pay the convertible debt securities and where any convertible debt securities issued in registered form may be sent for transfer, conversion or exchange; and

•	any other terms of the convertible debt securities and any other deletions from or modifications or additions to the indenture in respect of the convertible debt securities.

Defeasance

We may choose to defease the debt securities in one of two ways as follows. If we have the ability to do so, we will state that in the prospectus supplement.

Legal Defeasance

We may terminate or “defease” our obligations under the indenture of any series of debt securities, provided that certain conditions are met, including but not limited to:

•	we must irrevocably deposit in trust for the benefit of all holders, money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and

U.S. government obligations in an amount, in each case sufficient, to pay and discharge the interest, the principal of and any premium and interest on the debt securities on their applicable due dates; and

•	an opinion of counsel shall have been delivered to the trustee stating that we have received from, or there has been published by, the Internal Revenue Service a ruling, or there has been a change in applicable federal income tax law, in either case to the effect that, the beneficial owners of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

If we ever fully defease your debt security, you will have to rely solely on the trust deposit for payments on your debt security. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. Your right to convert your debt security remains after defeasance.

Covenant Defeasance

Under current federal tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants relating to your debt security. This is called “covenant defeasance.” In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay your debt security. In order to achieve covenant defeasance, we must do the following:

•	deposit in trust for the benefit of all holders, money in an amount or U.S. government obligations which will provide money in an amount, or a combination of U.S. dollars and U.S. government obligations in an amount, in each case sufficient, to pay and discharge the interest, the principal of and any premium and interest on the debt securities on their applicable due dates; and

•	deliver to the trustee an opinion of counsel to the effect that the beneficial owners of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and defeasance did not occur.

Governing Law

Each indenture provides that the debt securities issued pursuant thereto will be governed by, and construed, in accordance with, the laws of the State of New York.

Regarding the Trustee

In the ordinary course of business, the Company may maintain lines of credit with one or more trustees for a series of debt securities and EverBank may maintain deposit accounts and conduct other banking transactions with one or more trustees for a series of debt securities.

Trustee’s Duty to Resign Under Certain Circumstances

The Company may issue both senior and subordinated debt securities pursuant to the indentures described in this section. Because the subordinated debt securities will rank junior in right of payment to the senior debt securities, the occurrence of a default under the indenture with respect to the subordinated debt securities or any senior debt securities could create a conflicting interest under the TIA with respect to any trustee who serves as trustee for both senior and subordinated debt securities.

Upon the occurrence of a default under the indenture with respect to any series of debt securities the trustee of which maintains banking relationships with EverBank, such trustee would have a conflicting interest under the TIA as a result of such business relationships. If a default has not been cured or waived within 90 days after the trustee has or acquires a conflicting interest, the trustee generally is required by the TIA to eliminate such conflicting interest or resign as trustee with respect to the appropriate debt securities.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•	debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

We may issue units consisting of one or more of the other securities that may be offered under this prospectus, in any combination. Units may also include debt obligations of a third party. These units may be issuable as, and for a specified period of time may be transferable only as, a single security, rather than as the separate constituent securities comprising such units. The statements made in this section relating to the units are summaries only and are not complete. When we issue units, we will provide the specific terms of the units in a prospectus supplement. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

When we issue units, we will provide in a prospectus supplement the following terms of the units being issued when applicable:

•	the title of any series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	information with respect to any book-entry procedures;

•	a discussion of any material or special United States federal income tax consequences applicable to an investment in the units; and

•	any other material terms of the units and their constituent securities.

SELLING STOCKHOLDERS

Selling stockholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us shares of our common stock in various private transactions. Such selling stockholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledgees, donees or successors, all of whom we refer to as “selling stockholders,” may from time to time offer and sell shares of our common stock pursuant to this prospectus and any applicable prospectus supplement.

We are a well-known seasoned issuer, as defined in Rule 405 of the Securities Act, which allows us to register secondary sales of shares of our common stock by any selling stockholder by filing a prospectus supplement with the Commission. We may register these shares to permit selling stockholders to resell their shares when they deem appropriate. We will not receive any proceeds from the sale of the securities by the selling stockholders, but in certain cases we may pay fees and expenses relating to the registration or an offering of such securities, such as registration and filing fees, fees and expenses for complying with federal and state securities laws and NYSE rules and regulations, and fees and expenses incurred in connection with a listing, if any, of any of the securities on any securities exchange or association.

In addition to the selling stockholders named in the table below, additional selling stockholders may offer for sale all, some portion or none of the securities that they hold. To the extent that any of the selling stockholders are brokers or dealers, they are deemed to be, under interpretations of the SEC, “underwriters” within the meaning of the Securities Act. Selling stockholders may also sell, transfer or otherwise dispose of some or all of their shares of our common stock in transactions exempt from the registration requirements of the Securities Act.

We do not know when or in what amounts the selling stockholders may offer shares for sale under this prospectus and any prospectus supplement. The applicable prospectus supplement will set forth the name of each of the selling stockholders, the number and classes of our securities beneficially owned by such selling stockholders that are offered by such prospectus supplement, the amount to be offered for the stockholder’s account, and the amount and (if one percent or more) the percentage of the class to be owned by such stockholder after completion of the offering. The applicable prospectus supplement will also disclose whether any of the selling stockholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the prospectus supplement.

The following table, which was prepared based on information supplied to us by certain selling stockholders, sets forth the name of certain selling stockholders, and the number of shares of common stock beneficially owned by those selling stockholders. The ownership percentage indicated in the following table is based on 124,498,029 shares of our common stock outstanding as of June 15, 2015.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws.

For a discussion of certain relationships between us and the selling stockholders listed below see “Certain Relationships and Related Transactions” in our Proxy Statement on Schedule 14A for the 2014 annual meeting of our stockholders, which section of the Proxy Statement is incorporated by reference into this prospectus supplement.

Entity	Shares Beneficially Owned	Percent
Sageview Partners L.P.(1)	10,312,230	8.28%
TPG Funds(2)	8,737,103	7.02%

*	Less than 1%.
(1)	Sageview Capital Master, L.P. (“Sageview Master”), Sageview Capital Partners (A), L.P. (“Sageview A”), Sageview Capital Partners (B), L.P. (“Sageview B”), Sageview Partners (C) (Master), L.P. (“Sageview C”) are the sole shareholders of Sageview Partners L.P. Sageview A, Sageview B and Sageview C are the sole shareholders of Sageview Master. Sageview Capital GenPar, Ltd. (“Sageview Ltd”) is the sole general partner of each of Sageview A, Sageview B and Sageview C. Sageview Capital GenPar, L.P. (“Sageview GenPar”) is the sole shareholder of Sageview Ltd. Sageview Capital MGP, LLC (“Sageview MGP”) is the sole general partner of Sageview GenPar. Edward A. Gilhuly and Scott M. Stuart, one of our directors, are managing and controlling persons of Sageview MGP. Each of Messrs. Gilhuly and Stuart disclaim beneficial ownership over the shares held by Sageview MGP except to the extent of their pecuniary interest therein. The address for Mr. Gilhuly is c/o Sageview Capital LP, 245 Lytton Avenue, Suite 250, Palo Alto, CA 94301. The address for Mr. Stuart is c/o Sageview Capital LP, 55 Railroad Avenue, Greenwich, CT 06830.
(2)	Shares beneficially owned includes: (i) 6,963,236.42 shares of common stock held by TPG Partners VI, L.P. (“TPG Partners VI”), a Delaware limited partnership, whose general partner is TPG GenPar VI, L.P., a Delaware limited partnership, whose general partner is TPG GenPar VI Advisors, LLC, a Delaware limited liability company; (ii) 1,747,421.43 shares of common stock held by TPG Tortoise AIV, L.P. (“TPG Tortoise”), a Delaware limited partnership, whose general partner is TPG Tortoise GenPar, L.P., a Delaware limited partnership and whose general partner is TPG Tortoise GenPar Advisors, LLC, a Delaware limited liability company; and (iii) 26,445.18 shares of common stock held by TPG FOF VI SPV, L.P. (“TPG FOF VI SPV” and, together with TPG Partners VI and TPG Tortoise, the “TPG Funds”), a Delaware limited partnership, whose general partner is TPG Advisors VI, Inc., a Delaware corporation. The sole member of each of TPG GenPar VI Advisors, LLC and TPG Tortoise GenPar Advisors, LLC is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation. David Bonderman and James G. Coulter are officers and sole shareholders of TPG Group Holdings (SBS) Advisors, Inc. and TPG Advisors VI, Inc. and may therefore be deemed to be the beneficial owners of the common stock held by the TPG Funds. The address of TPG Group Holdings (SBS) Advisors, Inc., TPG Advisors VI, Inc. and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.

PLAN OF DISTRIBUTION

We and/or any selling stockholders may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to a limited number of purchasers or to a single purchaser;

•	through agents;

•	to or through underwriters, brokers or dealers; or

•	through a combination of these methods.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to the securities offered by this prospectus, or we may also distribute such securities through the issuance of derivative securities, including without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Shares of common stock may also be exchanged for satisfaction of the selling stockholders’ obligations or other liabilities to their creditors. Such transactions may or may not involve brokers or dealers.

In addition, the manner in which we and/or any selling stockholders may sell some or all of the securities covered by this prospectus includes, without limitation, through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

Any selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale of shares of common stock covered by this prospectus.

A prospectus supplement will state the terms of the offering of the securities, including:

•	the name or names of any underwriters, dealers, agents or other third parties and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the net proceeds to be received by us and/or the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange on which the securities may be listed.

The offer and sale of the securities described in this prospectus by us, the underwriters, any selling stockholders, or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

The selling stockholders might not sell any shares of common stock under this prospectus. In addition, any shares of common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus. The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Each series of securities will be a new issue of securities and will have no established trading market other than the common stock which is listed on the NYSE. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

In compliance with the guidelines of the Financial Industry Regulatory Authority, or FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

LEGAL MATTERS

The validity of the securities being offered hereby and other certain legal matters will be passed upon for us by Alston & Bird LLP, Atlanta, Georgia.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2014, and the effectiveness of EverBank Financial Corp and subsidiaries’ internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$90,000,000

EverBank Financial Corp

6.00% Fixed-to-Floating Rate Subordinated Notes due 2026

PROSPECTUS SUPPLEMENT

Incapital	US Bancorp

March 9, 2016